Filed pursuant to Rule 424(b)(5)
SEC File No. 333-201074

Title of Each Class to Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)(3)
Debt Securities	$1,501,634,132	$174,039.40

(1)	The U.S. dollar equivalent of the proposed maximum aggregate offering price has been calculated using an exchange rate of U.S.$1.00 = ¥113.21, the spot rate reported by Bloomberg Finance L.P. at 2:23 P.M., Eastern Daylight Time, on July 6, 2017.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Company’s Registration Statement on Form S-3 (File No. 333-201074) in accordance with Rules 456(b) and 457(r) under the Securities Act.

Prospectus Supplement

(To Prospectus dated December 19, 2014)

¥170,000,000,000

Wal-Mart Stores, Inc.

¥70,000,000,000  0.183% Notes Due 2022

¥40,000,000,000  0.298% Notes Due 2024

¥60,000,000,000  0.520% Notes Due 2027

We are offering ¥70,000,000,000 aggregate principal amount of our 0.183% notes due 2022 (the “2022 notes”), ¥40,000,000,000 aggregate principal amount of our 0.298% notes due 2024 (the “2024 notes”), and ¥60,000,000,000 aggregate principal amount of our 0.520% notes due 2027 (the “2027 notes” and, collectively with the 2022 notes and the 2024 notes, the “notes”).

We will pay interest on the 2022 notes on January 15 and July 15 of each year, beginning on January 15, 2018; we will pay interest on the 2024 notes on January 18 and July 18 of each year, beginning on January 18, 2018; and we will pay interest on the 2027 notes on January 16 and July 16 of each year, beginning on January 16, 2018. Interest on the notes of each series will accrue from July 18, 2017 at the annual interest rate shown above for that series of notes. The 2022 notes will mature on July 15, 2022; the 2024 notes will mature on July 18, 2024; and the 2027 notes will mature on July 16, 2027.

The notes of each series will be our senior unsecured debt obligations, will rank equally with our other senior unsecured indebtedness and will not be convertible or exchangeable. The notes will be redeemable prior to maturity, at our option, in the event of certain changes in the tax laws of United States, as described under the heading “Description of the Notes—Redemption upon Tax Event.”

See “Risk Factors” beginning on page S-6 of this prospectus supplement to read about important factors you should consider before buying the notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission in the United States or foreign regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2022 Note	Per 2024 Note	Per 2027 Note	Total
Public offering price	100.000%	100.000%	100.000%	¥170,000,000,000
Underwriting discount	0.350%	0.400%	0.450%	¥675,000,000
Proceeds, before expenses, to Wal-Mart Stores, Inc.	99.650%	99.600%	99.550%	¥169,325,000,000

The public offering prices set forth above do not include accrued interest, if any. Interest on the notes accrued to the delivery date must be paid by the purchasers if the notes are delivered after July 18, 2017.

The notes of each series will be a new issue of securities with no established trading market. The notes will not be listed for trading on any securities exchange or included on any automated quotation system.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery systems of Clearstream Banking S.A. and Euroclear Bank SA/NV on or about July 18, 2017, which is the seventh Tokyo business day following the date of this prospectus supplement. This settlement date may affect the trading of the notes.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman Sachs International	MUFG
HSBC	Morgan Stanley	Wells Fargo Securities

Co-Managers

Scotiabank	Standard Chartered Bank	TD Securities	US Bancorp

July 6, 2017

Prospectus Supplement

You should rely on the information contained in this prospectus supplement and contained in or incorporated by reference into the accompanying prospectus in evaluating, and deciding whether to make, an investment in the notes. No one has been authorized to provide you with different information. If this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the notes.

Notice to Prospective Investors

The notes are offered globally for sale in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. This prospectus supplement and the accompanying prospectus may only be used in connection with the offering of the notes. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law.

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We and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation (i) by any person in any jurisdiction in which (a) such offer or solicitation is not authorized or (b) the person making such offer or solicitation is not authorized or is not qualified to do so or (ii) to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting—Sales Outside the United States” in this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of notes which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, and any offer subsequently made may only be directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (1) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (2) who are high net worth entities, and other persons to whom it may otherwise be lawfully communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. In the United Kingdom, any investment or investment activity to which this prospectus supplement related is only available to, and will be engaged in with, Relevant Persons.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs,” as defined in Article 23-13, Paragraph 1 of the FIEL.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

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•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

STABILIZATION

IN CONNECTION WITH THE ISSUE OF THE NOTES, MUFG SECURITIES EMEA PLC (IN THIS CAPACITY, THE “STABILIZING MANAGER”) (OR ANY PERSON ACTING ON BEHALF OF THE STABILIZING MANAGER) MAY OVER-ALLOT NOTES OF EITHER OR BOTH SERIES OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES OF EITHER OR BOTH SERIES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) WILL UNDERTAKE ANY STABILIZATION ACTION. ANY STABILIZATION ACTION WITH RESPECT TO NOTES OF A SERIES MAY BEGIN ON OR AFTER THE DATE ON WHICH ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE NOTES OF SUCH SERIES IS MADE, AND, IF BEGUN, MAY BE ENDED AT ANY TIME, PROVIDED THAT IT MUST END AS TO THE NOTES OF SUCH SERIES NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE OF THE NOTES OF SUCH SERIES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES OF SUCH SERIES.

ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY THE STABILIZING MANAGER (OR PERSONS ACTING ON BEHALF OF THE STABILIZING MANAGER) IN ACCORDANCE WITH ALL APPLICABLE LAWS AND RULES.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes. The second part is the accompanying prospectus dated December 19, 2014, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the notes.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on information this prospectus supplement, which supersedes the information in the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America and references to “¥” and “yen” are to the currency of Japan.

Except as the context otherwise requires, or as otherwise specified in this prospectus supplement or the accompanying prospectus, the terms “Walmart,” the “Company,” “we,” “us,” “our” and “our company” refer to Wal-Mart Stores, Inc. and its consolidated subsidiaries. However, in the “Description of the Notes” and related summary sections of this prospectus supplement and the “Description of the Debt Securities” section of the

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accompanying prospectus, references to “the Company,” “we,” “us” and “our” are to Wal-Mart Stores, Inc. (parent company only) and not to any of its subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advices regarding the purchase of the notes.

WHERE YOU CAN FIND MORE INFORMATION

For a discussion of where you can find additional information regarding the Company, see “Where You Can Find More Information” in the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into the accompanying prospectus the following documents:

•

our Annual Report on Form 10-K for the year ended January 31, 2017, including the portions of the proxy statement that is part of our Schedule 14A that was filed with the SEC on April 20, 2017 that are incorporated by reference into such Annual Report on Form 10-K (the “Annual Report on Form 10-K”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2017; and

•	our Current Reports on Form 8-K filed with the SEC on June 6, 2017, June 15, 2017 and June 29, 2017.

For additional information regarding the information incorporated by reference into the accompanying prospectus, see “Incorporation of Information by Reference” in the accompanying prospectus. Any statement contained in this prospectus supplement or in any document incorporated by reference in the accompanying prospectus will automatically update and, where applicable, supersede any information contained or incorporated by reference in the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, may include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that are intended to enjoy the protection of the safe harbor from liability provided by that act for forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment’s, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. These forward-looking statements relate to:

•	the growth of our business or change in our competitive position in the future or in or over particular periods;

•

the amount, number, growth or increase, in or over certain periods, of or in certain financial items or measures or operating measures, including net sales, comparable store and club sales, liabilities, expenses of certain categories, returns, capital and operating investments or expenditures of particular types, new store openings, or investments in particular formats;

•	investments we will make and how certain of those investments are expected to be financed;

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•	the number of new stores and clubs we plan to add in the United States and in our foreign markets;

•	our plans to increase investments in e-commerce, technology, store remodels and other customer initiatives;

•	volatility in currency exchange rates and fuel prices affecting our or one of our segments’ results of operations;

•

the Company continuing to provide returns to shareholders through share repurchases and dividends, the use of share repurchase authorization over a certain period or the source of funding of a certain portion of our share repurchases;

•

our sources of liquidity, including our cash, continuing to be adequate or sufficient to fund and finance our operations, expansion activities, dividends and share repurchases, to meet our cash needs and to fund our domestic operations without repatriating earnings we hold outside of the United States;

•

our intention to reinvest the earnings we hold outside of the United States in our foreign operations and certain laws, other limitations and potential taxes on any future repatriations of such earnings not materially affecting our liquidity, financial condition or results of operations;

•	the insignificance of ineffective hedges and reclassification of amounts related to our derivatives;

•	the realization of certain net deferred tax assets and the effects of resolutions of tax-related matters;

•	the effect of adverse decisions in, or settlement of, litigation to which we are subject and the effect of an U.S. Foreign Corrupt Practice Act (“FCPA”) investigation on our business; or

•	the effect on the Company’s results of operations or financial condition of the Company’s adoption of certain new, or amendments to existing, accounting standards.

Statement of our plans, objectives and goals in the Annual Report on Form 10-K, including our priority of the growth of the Company being balanced by the long-term health of the Company, including returns, are also forward-looking statements.

The forward-looking statements described above are identified by the use in such statements of words or phrases such as “aim,” “anticipate,” “believe,” “could be,” “could increase,” “could result,” “estimate,” “expansion,” “expect,” “expected to be,” “focus,” “forecast,” “goal,” “grow,” “intend,” “invest,” “is expected,” “may continue,” “may fluctuate,” “may grow,” “may impact,” “may result,” “objective,” “plan,” “priority,” “project,” “strategy,” “to be,” “we’ll,” “we will,” “will add,” “will allow,” “will be,” “will benefit,” “will continue,” “will decrease,” “will have,” “will impact,” “will include,” “will increase,” “will open,” “will remain,” “will result,” “will strengthen,” “would be,” “would decrease” and “would increase,” variations of such words and phrases and other words or phrases of similar import.

Risks, Factors and Uncertainties Affecting Our Business

Our business operations are subject to numerous risks, factors and uncertainties, domestically and internationally, outside of our control. One, or a combination, of these risks, factors and uncertainties could materially affect any of those matters as to which we have made forward-looking statements and cause our actual results or an actual event or occurrence to differ materially from those results or an event or occurrence described in any such forward-looking statement. These factors, which may be global in their effect or affect only some of the markets in which we operate and which may affect us on a consolidated basis or affect only some of our reportable operating segments, include, but are not limited to:

Economic Factors

•	economic, geo-political, capital markets and business conditions, trends and events around the world and in the markets in which Walmart operates;

•	currency exchange rate fluctuations;

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•	changes in market rates of interest;

•	changes in market levels of wages;

•	changes in the size of various markets, including e-commerce markets;

•	unemployment levels;

•	inflation or deflation, generally and in certain product categories;

•	transportation, energy and utility costs;

•	commodity prices, including the prices of oil and natural gas;

•	consumer confidence, disposable income, credit availability, spending levels, shopping patterns, debt levels, and demand for certain merchandise;

•	trends in consumer shopping habits around the world and in the markets in which Walmart operates;

•	new methods for delivery of merchandise purchased to customers;

•	consumer enrollment in health and drug insurance programs and such programs’ reimbursement rates and drug formularies; and

•	initiatives of competitors, competitors’ entry into and expansion in Walmart’s markets, and competitive pressures;

Operating Factors

•	the amount of Walmart’s net sales and operating expenses denominated in U.S. dollar and various foreign currencies;

•	the financial performance of Walmart and each of its segments, including the amounts of Walmart’s cash flow during various periods;

•	Walmart’s need to repatriate earnings held outside of the United States and changes in U.S. tax regulations;

•	customer traffic and average ticket in Walmart’s stores and clubs and on its e-commerce websites;

•	the mix of merchandise Walmart sells;

•	the availability of goods from suppliers and the cost of goods acquired from suppliers;

•	the effectiveness of the implementation and operation of Walmart’s strategies, plans, programs and initiatives;

•	Walmart’s ability to successfully integrate acquired businesses, including within the e-commerce space;

•	the amount of shrinkage Walmart experiences;

•	consumer acceptance of and response to Walmart’s stores and clubs, e-commerce websites, mobile apps, programs and merchandise offerings, including the Walmart U.S. segment’s Grocery Pickup program;

•	Walmart’s gross profit margins, including pharmacy margins and margins of other product categories;

•	the selling prices of gasoline and diesel fuel;

•	disruption of seasonal buying patterns in Walmart’s markets;

•	Walmart’s expenditures for FCPA and other compliance-related matters;

•	disruptions in Walmart’s supply chain;

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•	cybersecurity events affecting Walmart and related costs and impact of any disruption in business;

•	Walmart’s labor costs, including healthcare and other benefit costs;

•	Walmart’s casualty and accident-related costs and insurance costs;

•	the size of and turnover in Walmart’s workforce and the number of associates at various pay levels within that workforce;

•	unexpected changes in Walmart’s objectives and plans;

•	the availability of necessary personnel to staff Walmart’s stores, clubs and other facilities;

•	the availability of skilled labor in areas in which new units are to be constructed or existing units are to be relocated, expanded or remodeled;

•	delays in the opening of new, expanded or relocated units;

•

developments in, and the outcome of, legal and regulatory proceedings and investigations to which Walmart is a party or is subject, and the liabilities, obligations and expenses, if any, that Walmart may incur in connection therewith;

•	changes in the credit ratings assigned to Walmart’s commercial paper and debt securities by credit rating agencies;

•	Walmart’s effective tax rate; and

•	unanticipated changes in accounting judgments and estimates;

Regulatory and Other Factors

•	changes in existing tax, labor and other laws and changes in tax rates, including the enactment of laws and the adoption and interpretation of administrative rules and regulations;

•	governmental policies, programs, initiatives and actions in the markets in which Walmart operates and elsewhere;

•	the possibility of the imposition of new taxes on imports and new tariffs and trade restrictions and changes in existing tariff rates and trade restrictions;

•	changes in currency control laws;

•	the level of public assistance payments;

•	the timing of federal income tax refunds;

•	natural disasters, public health emergencies, civil disturbances, and terrorist attacks; and

•	changes in generally accepted accounting principles in the United States.

We typically earn a disproportionate part of our annual operating income in the fourth quarter as a result of seasonal buying patterns, which patterns are difficult to forecast with certainty and can be affected by many factors.

Other Risk Factors

We discuss certain of these factors more fully, as well as certain other risk factors that may affect the results and other matters discussed in the forward-looking statements identified above, in our filings with the SEC, including under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K that we filed with the SEC on March 31, 2017. The forward-looking statements described above are made based on our knowledge of our business and our operating environment and assumptions that we believed to be reasonable when such

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forward-looking statements were made. As a consequence of the risks, factors and uncertainties we discuss above, and in the Annual Report on Form 10-K and other reports we may file with the SEC, other risks not known to us at this time, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those results discussed in or implied or contemplated by such forward-looking statements.

This cautionary statement qualifies all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein. We cannot assure you that the results, events or developments expected or anticipated by us will be realized or, even if substantially realized, that those results, events or developments will result in the expected consequences for us or affect us, our business or our operations in the way or to the extent we expect. You are urged to consider all of these risks, factors and uncertainties carefully in evaluating the forward-looking statements made in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or update any forward-looking statement for any reason, except to the extent required by applicable law.

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SUMMARY

The following summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus.

Wal-Mart Stores, Inc.

Wal-Mart Stores, Inc. is engaged in retail and wholesale operations in various formats around the world and is the world’s largest retailer, with total net sales of $481.3 billion in our fiscal year ended January 31, 2017. Through our operations, we help people around the world save money and live better—anytime and anywhere—in retail stores or through our e-commerce and mobile capabilities. Through innovation, we are striving to create a customer-centric experience that seamlessly integrates digital and physical shopping and saves time for our customers. Physical retail encompasses our brick and mortar presence in each of the markets in which we operate. Digital retail is comprised of our e-commerce websites and mobile commerce applications. Each week, we serve over 260 million customers who visit our over 11,700 stores under 59 banners in 28 countries and e-commerce websites in 11 countries. Employing approximately 2.3 million associates around the world, we serve our customers and members primarily through the operation of three business segments:

•	Walmart U.S. is our largest segment with three primary store formats, supercenters, discount stores and Neighborhood Markets, as well as digital retail.

•

Walmart International consists of our operations outside of the United States and includes retail, wholesale and other businesses. These businesses consist of numerous formats, including supercenters, supermarkets, hypermarkets, warehouse clubs (including Sam’s Clubs), cash & carry, home improvement, specialty electronics, apparel stores, drug stores and convenience stores, as well as digital retail.

•	Sam’s Club consists of membership-only warehouse clubs, as well as digital retail.

We operate in all 50 states in the United States, Washington D.C. and Puerto Rico and, through wholly-owned subsidiaries, in Argentina, Brazil, Canada, Chile, China, India, Japan and the United Kingdom. Through majority-owned subsidiaries, we operate in Africa (Botswana, Ghana, Kenya, Lesotho, Malawi, Mozambique, Namibia, Nigeria, South Africa, Swaziland, Tanzania, Uganda and Zambia), Central America (Costa Rica, El Salvador, Guatemala, Honduras and Nicaragua), and Mexico.

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969. We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000. The address of our corporate website is at www.walmartstores.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus is a part.

The Offering

The following is a brief summary of the terms and conditions of this offering. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms and conditions of the offering of the notes, you should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus.

Issuer	Wal-Mart Stores, Inc.

Notes Offered	¥70,000,000,000 aggregate principal amount of our 0.183% notes due 2022 (the “2022 notes”), ¥40,000,000,000 aggregate principal amount of our 0.298% notes due 2024 (the “2024 notes”), and ¥60,000,000,000 aggregate principal amount of our 0.520% notes due 2027 (the “2027 notes” and, collectively with the 2022 notes and the 2024 notes, the “notes”).

Maturity Dates	The 2022 notes will mature on July 15, 2022; the 2024 notes will mature on July 18, 2024; and the 2027 notes will mature on July 16, 2027.

Interest Rates	0.183% per annum on the 2022 notes, 0.298% per annum on the 2024 notes, and 0.520% per annum on the 2027 notes.

Currency of Payment	All payments of interest and principal of, including payments made upon any redemption of the notes, and the payment of any additional amounts payable with respect to, the notes will be made in yen. If at any time yen are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until yen are available to us. In such an event, the amount payable on any date in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date, or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date.

Interest Payment Dates	Interest on the 2022 notes will be paid semi-annually on January 15 and July 15 of each year, beginning on January 15, 2018; interest on the 2024 notes will be paid semi-annually on January 18 and July 18 of each year, beginning on January 18, 2018; and interest on the 2027 notes will be paid semi-annually on January 16 and July 16 of each year, beginning on January 16, 2018, in each case, during the term of the notes of such series.

Additional Amounts

We will, subject to certain exceptions and limitations, pay additional amounts on the notes to holders who are Non-U.S. Persons (as defined under “Description of the Notes—Payment of Additional Amounts”) in respect of any required withholding or deduction for any present or future tax, assessment or other governmental charge imposed by any taxing authority in the United States, as will result in receipt by holders of notes that are Non-U.S. Persons of such amounts as they would have received had no such withholding or deduction been required. See “Description of the Notes—Payment of Additional Amounts.”

Redemption upon Tax Event	We may, at our option, redeem, in whole, but not in part, the notes of a series in the event of certain changes in the tax laws of the United States that would require us to pay additional amounts with respect to the notes of such series, as described under “Description of the Notes—Payment of Additional Amounts.” This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to, but excluding, the date fixed for redemption. See “Description of the Notes—Redemption upon Tax Event.”

Ranking	The notes of each series will be our senior unsecured debt obligations and will rank equally with the notes of the other series and with our other senior unsecured indebtedness.

Further Issuances	We may, without the consent of the holders of the outstanding notes of a series, from time to time issue additional notes of that series ranking equally and ratably with the notes of that series that we are offering by this prospectus supplement and otherwise similar in all respect, including the same terms as to interest rate, maturity, and redemption rights of our Company, to the notes of that series offered hereby (except for offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional notes of that series will be consolidated and form a single series with the notes of that series we are offering hereby. No additional notes may be issued if an event of default under the indenture under which the notes will be issued has occurred and is continuing.

Use of Proceeds	We intend to use the net proceeds from sales of the notes for general corporate purposes. See “Use of Proceeds.”

Denominations	The notes of each series will be issued in minimum denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof.

Form of Notes	The notes of each series will initially be issued in book-entry form only and will be represented by one or more registered global securities (the “global securities”) deposited with, and registered in the name of, The Bank of New York Mellon, London Branch, or a nominee thereof, as common depositary for Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), for the accounts of its direct and indirect participants. Beneficial interests in notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances. For a description of certain factors relating to clearance and settlement, see “Book-Entry Issuance and Settlement.”

Governing Law	The notes will be, and the indenture under which the notes will be issued is, governed by the laws of the State of New York, United States of America.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the specific factors set forth under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, as well as the other information contained or incorporated therein by reference, including Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended January 31, 2017, before investing in any of the notes offered hereby.

Listing	We do not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes on any automated quotation system.

Trading	The notes of each series are a new issue of securities with no established trading market. Certain of the underwriters have advised us that they or certain of their respective affiliates may make a market in the notes of each series, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice with respect to the notes of either or both of the series. See “Underwriting” in this prospectus supplement for more information about possible market making by the underwriters.

Trustee and Registrar	The Bank of New York Mellon Trust Company, N.A.

Paying Agent	The Bank of New York Mellon acting through its London Branch.

Recent Developments

On June 15, 2017, we commenced cash tender offers (together, the “Tender Offers” and each, a “Tender Offer”) for:

•

up to $2,000,000,000 aggregate purchase price, including principal, premium and the applicable early participation amount, but excluding Accrued Interest (as defined below) (the “Maximum Dollar Amount”), of our 6.500% Notes due 2037, 6.200% Notes due 2038, 5.625% Notes due 2040 and 5.625% Notes due 2041 (collectively, the “Dollar Securities”); and

•

up to £500,000,000 aggregate purchase price, including principal, premium and the applicable early participation amount, but excluding Accrued Interest (the “Maximum Sterling Amount”), of our 4.875% Notes due 2039, 5.250% Notes due 2035 and 5.750% Notes due 2030 (collectively, the “Sterling Securities”), in each case, plus accrued and unpaid interest on the applicable series of Dollar Securities and Sterling Securities (collectively, the “Subject Securities”) from, and including, the most recent interest payment date for such series of Subject Securities prior to the applicable Tender Offer payment date to, but excluding, the applicable Tender Offer payment date (“Accrued Interest”). Each Tender Offer is made upon the terms and subject to the conditions set forth in our Offer to Purchase dated as of June 15, 2017 and in the related Letter of Transmittal.

The early participation date for the Tender Offers was 5:00 p.m., New York City time, on June 28, 2017 (the “Early Participation Date”), and the withdrawal rights for each Tender Offer expired at 5:00 p.m., New York City time, on June 28, 2017. The early payment date for each Tender Offer was July 6, 2017 (the “Early Payment Date”).

With respect to the Dollar Securities, on the Early Payment Date, we accepted for purchase (i) all of the 6.500% Notes due 2037 tendered (Acceptance Priority Level 1) (purchasing $1,238,099,000 aggregate principal amount of such 6.500% Notes due 2037) and (ii) the 6.200% Notes due 2038 tendered (Acceptance Priority Level 2) on a prorated basis in accordance with the Offer to Purchase (purchasing $177,570,000 aggregate principal amount of such 6.200% Notes due 2038), for an aggregate total consideration (excluding Accrued Interest) equal to approximately the Maximum Dollar Amount of $2,000,000,000. None of the 5.625% Notes due 2040 or the 5.625% Notes due 2041 tendered (Acceptance Priority Levels 3 and 4, respectively) were accepted for purchase.

With respect to the Sterling Securities, on the Early Payment Date, we accepted for purchase the 4.875% Notes due 2039 tendered (Acceptance Priority Level 1) on a prorated basis in accordance with the Offer to Purchase (purchasing £354,937,000 aggregate principal amount of such 4.875% Notes due 2039), for an aggregate total consideration (excluding Accrued Interest) equal to approximately the Maximum Sterling Amount of £500,000,000. None of the 5.250% Notes due 2035 or the 5.750% Notes due 2030 tendered (Acceptance Priority Levels 2 and 3, respectively) were accepted for purchase.

The expiration date of each of the Tender Offers is 11:59 p.m., New York City time, on July 13, 2017, unless extended. However, because, on the Early Payment Date, we purchased Dollar Securities for an aggregate total consideration equal to approximately the Maximum Dollar Amount and Sterling Securities for an aggregate total consideration equal to approximately the Maximum Sterling Amount, we will not accept for purchase any Dollar Securities or Sterling Securities tendered after the Early Participation Date.

The foregoing description of the Tender Offers is provided for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell securities, including any of the Subject Securities.

RISK FACTORS

Investing in the notes involves certain risks. Before making a decision to invest in the notes, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. We discuss certain risks relating to our business in our Annual Report on Form 10-K for our fiscal year ended January 31, 2017, under the heading “Item 1A. Risk Factors,” which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

Active trading markets for the notes of either series may not develop.

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes of any series on any securities exchange. We cannot assure you trading markets for the notes of any series will develop or of the ability of holders of the notes to sell their notes or of the prices at which holders may be able to sell their notes. Certain of the underwriters have advised us that they or certain of their respective affiliates may make a market in the notes of each series. However, none of the underwriters is obligated to do so, and any market making activity with respect to the notes of a series or of both series by an underwriter may be discontinued by that underwriter, in its sole discretion, at any time and without notice. If no active trading markets develop for the notes of a series, you may be unable to resell the notes of that series at any price or at their fair market value.

If trading markets do develop for the notes of a series, changes in our ratings or the financial markets could adversely affect the market prices of the notes.

The market prices of the notes of a series will depend on many factors, including, among others, the following:

•	ratings of the notes of that series or any of our other debt securities assigned by rating agencies;

•	the prevailing interest rates being paid with respect to yen-denominated securities by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	conditions in the financial markets.

Conditions in the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes of any series.

Rating agencies continually review the ratings they have assigned to companies and their debt securities. Negative changes in the ratings assigned to us, notes of any series or our debt securities generally could have an adverse effect on the market prices of the notes of any series.

The indenture does not contain any financial covenants.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted from paying dividends or issuing or repurchasing our securities under the indenture.

The indenture under which the notes of both series will be issued contains no financial covenants of the Company, and our credit agreements contain only limited covenants, which restrict our ability to grant liens to secure indebtedness and to effect mergers and sales of all or substantially all of our assets. As a result, you are not protected under the indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of the Debt Securities—Provisions of the Indenture—Amalgamation, Consolidation, Merger or Sale of Assets” in the accompanying prospectus.

Holders of the notes will receive payments solely in yen.

All payments of interest on and the principal of the notes, any redemption price for, and any additional amounts with respect to, the notes will be made in yen. We, the underwriters, the trustee and the paying agent with respect to the notes will not be obligated to convert, or to assist any registered owner or beneficial owner of notes in converting payment of interest, principal, any redemption price or any additional amount paid with respect to the notes in yen into U.S. dollars or any other currency.

The notes permit us to make payments in U.S. dollars if we are unable to obtain yen.

If yen are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, then all payments in respect of the notes will be made in U.S. dollars until yen are again available to us. The amount payable on any date in yen will be converted into the U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.

Holders of the notes may be subject to the effects of foreign currency exchange rate fluctuations, exchange controls and other significant risks relating to the notes being paid for, and payable in, yen.

The initial investors in the notes will be required to pay for the notes in yen. All payments of interest on and the principal of the notes and any redemption price for the notes will be made in yen except as discussed in “Description of the Notes” below. An investment in the notes by a purchaser whose home currency is not yen entails significant risks. Neither we nor the underwriters will be obligated to assist the initial investors in obtaining yen or in converting other currencies into yen to facilitate the payment of the purchase price for the notes. An investment in any security denominated in, and all payments with respect to which are to be made in, a currency other than the currency of the country in which an investor in notes resides or the currency in which an investor conducts its business or activities (the “investor’s home currency”), entails significant risks not associated with a similar investment in a security denominated in the investor’s home currency. In the case of the notes offered hereby, these risks may include the possibility of:

•	significant changes in rates of exchange between yen and the investor’s home currency; and

•	the imposition or modification of foreign exchange controls with respect to yen or the investor’s home currency.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, the aggregate amount of a national government’s outstanding debt, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, current global economic conditions and the actions taken or to be taken by various national governments in response to such conditions could significantly affect the exchange rates between the yen and the investor’s home currency.

The exchange rates of an investor’s home currency for yen and the fluctuations in those exchange rates that have occurred in the past are not necessarily indicative of the exchange rates or the fluctuations therein that may occur in the future. Depreciation of yen against the investor’s home currency would result in a decrease in the investor’s home currency equivalent yield on a note, in the investor’s home currency equivalent of the principal payable at the maturity of that note and generally in the investor’s home currency equivalent market value of that note. Appreciation of yen in relation to the investor’s home currency would have the opposite effects.

Japan may, in the future, modify its current exchange controls, which controls could affect exchange rates as well as the availability of yen at the time of payment of principal of, interest on, or any redemption payment or additional amounts with respect to, the notes of a series. Moreover, exchange controls imposed by a country in which an investor in notes resides other than Japan may adversely affect the receipt, holding, disposition or reinvestment of yen by that investor.

This description of foreign exchange risks does not describe all the risks of an investment in securities, including, in particular, the notes, that are denominated or payable in a currency other than an investor’s home currency. You should consult your own financial and legal advisors as to the risks involved in an investment in the notes.

In a lawsuit for payment on the notes, an investor may bear currency exchange risk.

The indenture is, and the notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in yen. However, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors would bear currency exchange risk between the time a New York state court judgment is entered and the time the judgment is settled, which could be a long time. A Federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law.

In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of yen into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.

The terms of the notes each series provide that the notes of each series will be issued with a minimum denomination of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global securities, a holder who does not have the minimum denomination or any integral multiple of ¥10,000,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.

EXCHANGE RATES

The following table provides, for each period indicated, the high, low, average and period-end noon buying rates in New York City for cable transfers in yen as certified for customs purposes by the Federal Reserve Bank of New York, expressed in yen per $1.00. As of June 30, 2017, the latest practicable date for which exchange rate information was available, the noon buying rate for Japanese yen was ¥112.40 = $1.00. No representation is made that the yen or dollar amounts referred to herein could have been or could be converted into dollars or yen, as the case may be, at any particular rate or at all.

	For the year ended March 31,
Yen per dollar exchange rates	2013	2014	2015	2016	2017
High	¥96.16	¥105.25	¥121.50	¥125.58	¥118.32
Low	77.41	92.96	101.26	111.30	100.07
Average of the month-end rates	83.26	100.46	110.78	120.13	108.31
At period-end	94.16	102.98	119.96	112.41	111.41

The following table provides the high and low noon buying rates for yen per $1.00 during the months indicated.

2017	High	Low
February	¥114.34	¥111.74
March	115.02	110.48
April	111.52	108.40
May	114.19	110.68
June	112.42	109.16

The exchange rates included above are for reference only and are not necessarily the rates used to calculate the ratios or to convert yen to U.S. dollars in this prospectus supplement or the accompanying prospectus. Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes, after underwriting discounts and payment of transaction expenses, will be approximately ¥169,274,055,000. We intend to use the net proceeds from the sale of the notes for general corporate purposes.

CAPITALIZATION

The following table presents the consolidated capitalization of Wal-Mart Stores, Inc. and its consolidated subsidiaries as of April 30, 2017 and as of that date as adjusted to give effect to (i) the offering and sale of the notes being offered hereby and (ii) the purchase of Dollar Securities and Sterling Securities pursuant to the Tender Offers.

	April 30, 2017
	Actual	As Adjusted
	(dollars in millions)
Short-term debt
Short-term borrowings	$2,617	$2,617
Long-term debt due within one year	3,256	3,256
Capital lease and financing obligations due within one year	599	599

Total short-term debt and capital lease and financing obligations	6,472	6,472

Long-term debt
0.183% notes due 2022	—	628
0.298% notes due 2024	—	359
0.520% notes due 2027	—	538
Other long-term debt	33,774	31,898
Long-term obligations under capital leases	6,251	6,251

Total long-term debt and capital lease obligations	40,025	39,674

Shareholders’ equity
Common stock and capital in excess of par value	2,525	2,525
Retained earnings	84,120	84,120
Accumulated other comprehensive loss	(12,954)	(12,954)

Total Walmart shareholders’ equity	73,691	73,691

Total debt and capital lease obligations and total Walmart shareholders’ equity	$120,188	$119,837

The amount in the “as adjusted” column of the table above for the 2022 notes, the 2024 notes and the 2027 notes is the dollar equivalent of the aggregate principal amount of the outstanding notes of each such series, translated from yen to U.S. dollars using the exchange rate of ¥111.54 = $1.00, the rate at which yen were converted to U.S. dollars for purposes of the preparation of the Company’s consolidated balance sheet as of April 30, 2017. The amounts in the “actual” and “as adjusted” columns in the table above for “other long-term debt” reflects the purchase of Sterling Securities using the dollar equivalent of the aggregate principal amount, as applicable, of the Sterling Securities purchased, translated from pounds sterling to U.S. dollars using the exchange rate of £0.7721 = $1.00, the rate at which pounds sterling were converted to U.S. dollars for purposes of the preparation of the Company’s consolidated balance sheet as of April 30, 2017.

SELECTED FINANCIAL DATA

The following table presents selected financial data of Wal-Mart Stores, Inc. and its consolidated subsidiaries for the fiscal years and as of the dates specified.

	Three Months Ended April 30,		Fiscal Years Ended January 31,
	2017	2016	2017	2016	2015	2014	2013
	(dollars in millions, except per share data)
Income Statement Data:
Total revenues	$117,542	$115,904	$485,873	$482,130	$485,651	$476,294	$468,651
Net sales	116,526	114,986	481,317	478,614	482,229	473,076	465,604
Operating income	5,237	5,275	22,764	24,105	27,147	26,872	27,725
Consolidated net income attributable to Walmart	3,039	3,079	13,643	14,694	16,363	16,022	16,999
Diluted net income per common share attributable to Walmart	1.00	0.98	4.38	4.57	5.05	4.88	5.02
Dividends declared per common share	2.04	2.00	2.00	1.96	1.92	1.88	1.59

	As of April 30,		As of January 31,
	2017	2016	2017	2016	2015	2014	2013
	(dollars in millions)
Balance Sheet Data:
Inventories	$43,361	$44,513	$43,046	$44,469	$45,141	$44,858	$43,803
Property, equipment, capital lease and financing obligation assets, net	114,169	116,494	114,178	116,516	116,655	117,907	116,681
Total assets	199,718	198,705	198,825	199,581	203,490	204,541	202,910
Long-term debt and long-term capital lease and financing obligations (excluding amounts due within one year)	40,025	43,393	42,018	44,030	43,495	44,368	41,240
Total Walmart shareholders’ equity	73,691	75,183	77,798	80,546	81,394	76,255	76,343

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated, which are calculated as described in the accompanying prospectus under “Ratio of Earnings to Fixed Charges.” The following table supersedes the table showing the ratios of earnings to fixed charges set forth under “Ratio of Earnings to Fixed Charges” in the accompanying prospectus.

Three Months Ended April 30,		Fiscal Years Ended January 31,
2017	2016	2017	2016	2015	2014	2013
6.6x	6.7x	7.1x	7.2x	8.0x	8.1x	8.8x

See “Ratio of Earnings to Fixed Charges” in the accompanying prospectus for additional information regarding the calculation of this ratio.

DESCRIPTION OF THE NOTES

The following description of the terms and conditions of the notes supplements the description of the more general terms and conditions of Walmart’s debt securities contained in the accompanying prospectus.

The notes of each series will be issued under and pursuant to the indenture dated as of July 19, 2005, as supplemented, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The 2022 notes, the 2024 notes and the 2027 notes are each a separate series of notes under the indenture. The notes of each series will be issued in registered book-entry form without interest coupons in minimum denominations of ¥100,000,000 and integral multiples of ¥10,000,000 in excess thereof. The notes of each series will constitute our senior unsecured debt obligations and will rank equally among themselves, with the notes of the other series being offered hereby and with all of our other existing and future senior unsecured debt.

The 2022 notes will mature on July 15, 2022; the 2024 notes will mature on July 18, 2024; and the 2027 notes will mature on July 16, 2027. Unless previously purchased and cancelled or redeemed prior to maturity, we will repay the notes of each series at 100% of their principal amount, together with accrued and unpaid interest thereon, at their maturity.

The 2022 notes will be initially issued in an aggregate principal amount of ¥70,000,000,000; the 2024 notes will be initially issued in an aggregate principal amount of ¥40,000,000,000; and the 2027 notes will be initially issued in an aggregate principal amount of ¥60,000,000,000. We may, without the consent of the holders of the notes of a series, create and issue additional notes of that series ranking equally with and otherwise similar in all respects to the notes of that series (except for the public offering price, initial interest accrual date, initial interest payment date, and the issue date) so that those additional notes will be consolidated and form a single series with the other outstanding notes of that series that we are offering hereby; provided, however, that any additional notes of a series that are not fungible with the outstanding notes of that series for U.S. federal income tax purposes will be issued under separate CUSIP, ISIN and Common Code numbers. No additional notes of a series may be issued if an event of default under the indenture has occurred and is continuing.

The notes of each series will bear interest from July 18, 2017 at the annual interest rate specified for notes of that series on the cover page of this prospectus supplement. Interest on the 2022 notes will be paid semi-annually on January 15 and July 15 of each year, beginning on January 15, 2018; interest on the 2024 notes will be paid semi-annually on January 18 and July 18 of each year, beginning on January 18, 2018; and interest on the 2027 notes will be paid semi-annually on January 16 and July 16 of each year, beginning on January 16, 2018, in each case, during the term of the notes of such series. Interest on each note will be payable to the person in whose name the note is registered at the close of business on the January 1 or July 1 immediately preceding the applicable interest payment date, with respect to the 2022 notes, on the January 4 or July 4 immediately preceding the applicable interest payment date, with respect to the 2024 notes, and on the January 2 or July 2 immediately preceding the applicable interest payment date, with respect to the 2027 notes.

If any interest payment date for the notes of a series would otherwise be a day that is not a business day, then the interest payment date for notes of that series will be postponed to the following date that is a business day. Interest will not accrue as a result of any such postponed payment. The term “business day” means any day which is not a day on which banking institutions in The City of New York, Tokyo, London or the relevant place of payment are authorized or required by law, regulation or executive order to close.

We will pay to beneficial owners of notes of a series who are Non-U.S. Persons (as defined below) additional amounts in the event of deduction or withholding of taxes, assessments or other governmental charges imposed by the United States or any taxing authority thereof or therein as described under “—Payment of Additional Amounts” below.

None of the notes will be subject to a sinking fund or will be convertible into or exchangeable for any other securities. The notes will be redeemable prior to maturity, at our option, in the event of certain changes in the tax laws of the United States, as described under “—Redemption upon Tax Event” below.

The notes of each series will be subject to defeasance as described under “Description of the Debt Securities—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance” in the accompanying prospectus.

Issuance in Yen; Payment on the Notes

Initial holders will be required to pay for the notes in yen. All payments of principal of, the redemption price (if any), and interest and additional amounts (if any), on the notes, will be payable by us in yen, except if yen are unavailable to us due to the imposition of exchange controls or other circumstances beyond our control, and, in such an event, all payments in respect of the notes will be made in U.S. dollars until yen are again available to us or so used. In such an event, the amount payable in yen will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the most recent U.S. dollar/yen exchange rate published in The Wall Street Journal on or most recently prior to the second business day prior to the relevant payment date. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the foregoing. Any references in this prospectus supplement to payments being made in yen notwithstanding, payments shall be made in U.S. dollars to the extent set forth in this paragraph.

Investors will be subject to foreign exchange risks as to payments of principal, additional amounts, if any, and interest that may have important economic and tax consequences to them. See “Risk Factors” in this prospectus supplement.

Notices

Notices to holders of the notes will be sent to such holders. Any notice shall be deemed to have been given on the date of mailing. So long as the notes are represented by a global security deposited with The Bank of New York Mellon, London Branch, or any successor thereto, as the common depositary (the “Common Depositary”) for Clearstream and Euroclear, notices to holders may be given by delivery of those notices to the Common Depositary, and such notices shall be deemed to be given on the date of delivery to the Common Depositary. The trustee will transmit notices to each registered holder’s last known address as it appears in the security register that the trustee maintains. The trustee will only transmit these notices to the registered holder of the notes. You will not receive notices regarding the notes directly from us unless we reissue the notes to you in fully certificated form.

Payment of Additional Amounts

We will pay to each beneficial owner of any notes who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of the principal of, and interest on such beneficial owner’s notes, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or any political subdivision or taxing authority thereof or therein (including any tax, assessment or other governmental charge imposed on the additional amounts so paid), will not be less than the amount provided in such beneficial owner’s notes to be then due and payable. We will not be required to make any payment of additional amounts for or on account of:

(i)

any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of those notes or the receipt of payments or enforcement of rights in respect of those notes) between that beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, (1) being or having been a citizen or resident or treated as a resident of the United States, (2) being or having been present in, or engaged in a trade or business in, the United States, (3) being treated as having been present in, or engaged in a trade or business in, the United States, or (4) having or having had a permanent establishment in the United States;

(ii)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(iii)	any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(iv)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, on, interest on or the redemption price for such beneficial owner’s notes;

(v)	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, on, interest on or the redemption price for any notes if that payment can be made without withholding by any other paying agent;

(vi)	any tax, assessment or other governmental charge that would not have been imposed but for the failure of a beneficial owner or any holder of notes to comply (to the extent that it is legally able to do so) with a request to satisfy any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the notes, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii)	any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any agreement (including any intergovernmental agreement) entered into in connection therewith;

(viii)	any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(ix)	any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code; or

(x)	any combination of items (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), and (ix) above.

In addition, to the extent described below, we will not pay additional amounts to a beneficial owner of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity. This exception will apply to a beneficial owner of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity only to the extent a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment subject to the tax, assessment or other governmental charge as to which withholding or another deduction occurs.

As used in this discussion of the payment of additional amounts, the term “beneficial owner” includes any person holding a note on behalf of or for the account of a beneficial owner and the term “Non-U.S. Person” means a person that is not a United States person. The term “United States person” means an individual citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Any reference in the terms of the notes to any amounts payable in respect of the notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Redemption upon Tax Event

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, we become, or based upon a written opinion of independent counsel selected by us, will become obligated to pay additional amounts as described above under the heading “—Payment of Additional Amounts” with respect to the notes of a series, then we may at our option redeem, in whole, but not in part, the notes of that series on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to, but excluding, the date fixed for redemption. Unless we default in payment of the redemption price upon the surrender of the notes for redemption, on and after the date fixed for redemption, interest will cease to accrue on the notes or portions thereof called for redemption.

Concerning the Trustee, Registrar and Paying Agent

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes (as successor to J.P. Morgan Trust Company, National Association, as trustee). The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under the laws of the United States of America and provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer. The Bank of New York Mellon Trust Company, N.A. will also be the registrar for the notes. The Bank of New York Mellon acting through its London Branch will act as the paying agent for the notes.

We may maintain deposit accounts and conduct other banking transactions with the trustee in the ordinary course of business. An affiliate of the trustee is also a lender under our Amended and Restated Five-Year Credit Agreement, Amended and Restated 364-Day Credit Agreement and Amended and Restated Letter of Credit Facility Agreement.

Governing Law

The notes of each series will be, and the indenture is, governed by the laws of the State of New York, United States of America.

Other Matters

The notes of each series will not be listed for trading on any securities exchange. Currently, no public market exists for the notes of any series, and no assurance can be given that one will develop.

We may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture.

BOOK-ENTRY ISSUANCE AND SETTLEMENT

The notes of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the Common Depositary and registered in the name of the Common Depositary or its nominee. We will not issue certificated securities to you for the notes you purchase, except in the limited circumstances described under the heading “Description of the Debt Securities—Book Entry Issuance and Settlements—Form of the Debt Securities and Title” in the accompanying prospectus.

Beneficial interests in the global securities will be represented, and transfers of such beneficial interest will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Clearstream or Euroclear. Investors may hold beneficial interests in notes directly through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. The address of Clearstream is 42 Avenue JF Kennedy, L-1855 Luxembourg, Luxembourg, and the address of Euroclear is 1 Boulevard Roi Albert II, B-1210 Brussels, Belgium.

Beneficial interests in the global securities will be shown on, and transfers of beneficial interests in the global securities will be made only through, records maintained by Clearstream or Euroclear and their participants. When you purchase notes through the Clearstream or Euroclear systems, the purchases must be made by or through a direct or indirect participant in the Clearstream or Euroclear system, as the case may be. The participant will receive credit for the notes that you purchase on Clearstream’s or Euroclear’s records, and, upon its receipt of such credit, you will become the beneficial owner of those notes. Your ownership interest will be recorded only on the records of the direct or indirect participant in Clearstream or Euroclear, as the case may be, through which you purchase the notes and not on Clearstream’s or Euroclear’s records. Neither Clearstream nor Euroclear, as the case may be, will have any knowledge of your beneficial ownership of the notes unless you are a direct participant in such system. Clearstream’s or Euroclear’s records will show only the identity of the direct participants and the amount of the notes held by or through those direct participants. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from Clearstream or Euroclear unless you are a direct participant in such system. You should instead receive those documents from the direct or indirect participant in Clearstream or Euroclear through which you purchase the notes. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers.

The paying agent will wire payments on the notes to the Common Depositary as the custodian of the global securities. The trustee, the paying agent and we will treat the nominee of the Common Depositary, any successor nominee of the Common Depositary or any successor common depositary or nominee thereof as the owner of the global securities for all purposes. Accordingly, the trustee, the paying agent and we will have no direct responsibility or liability to pay amounts due with respect to the global securities to you or any other beneficial owners in the global securities. Any redemption or other notices with respect to the notes will be sent by us directly to the Common Depositary, which will inform Clearstream or Euroclear, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder, all in accordance with the rules of Clearstream or Euroclear, as the case may be, and the internal procedures of the direct participant (or the indirect participant) through which you hold your beneficial interest in the notes. Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Euroclear and Clearstream have established their procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue or change those procedures at any time. The registered holder of the notes will initially be The Bank of New York Depository (Nominees) Limited, as nominee of the Common Depositary.

Initial Settlement

Investors will follow the settlement procedures applicable to conventional bonds in registered form. It is intended that notes will be credited to the securities custody accounts of Clearstream and Euroclear holders on the settlement date on a delivery against payment basis. None of the notes may be held through, no trades of the notes will be settled through, and no payments with respect to the notes will be made through, The Depository Trust Company in the United States of America.

Secondary Market Trading

Any secondary market trading of book-entry interests in the notes will take place through participants in Clearstream and Euroclear in accordance with the normal rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional bonds in registered form.

It is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Japan. U.S. investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Additional information regarding book-entry and settlement procedures, as well as Clearstream and Euroclear, is set forth under “Description of the Debt Securities—Book Entry Issuance and Settlement” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For a discussion of material U.S. federal income tax consequences of the ownership of the notes, see “U.S. Federal Income Tax Considerations” in the accompanying prospectus, and, in particular, the discussion regarding foreign currency debt securities under “U.S. Federal Income Tax Considerations—Consequences to United States Holders—Foreign Currency Debt Securities.”

The last paragraph under “U.S. Federal Income Tax Considerations—Consequences to Non-United States Holders—Information Reporting and Backup Withholding” is replaced with the following new heading and paragraph for purposes of the notes.

FATCA

Additional U.S. federal income tax withholding rules required by the Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and the U.S. Treasury regulations promulgated thereunder, commonly referred to as “FATCA,” apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to the following payments to certain foreign entities unless various information reporting requirements are satisfied: (i) interest payments paid on the notes; and (ii) the gross proceeds of a disposition of any note occurring after December 31, 2018. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We urge you to consult your tax advisors regarding the implications of these rules with respect to your investment in the notes.

UNDERWRITING

We and Goldman Sachs International, Merrill Lynch International, MUFG Securities EMEA plc, HSBC Securities (USA) Inc., Morgan Stanley & Co. International plc, and Wells Fargo Securities International Limited, the joint book-running managers for the offering of the notes, and Standard Chartered Bank, TD Securities (USA) LLC, The Bank of Nova Scotia, Hong Kong Branch and U.S. Bancorp Investments, Inc., the co-managers for the offering of the notes, have entered into an underwriting agreement and a related pricing agreement with respect to the notes. Subject to the terms and conditions of the underwriting agreement and the related pricing agreement, the underwriters named below have severally agreed to purchase from us the principal amount of notes of each series set forth opposite their name below:

Underwriters	Principal Amount of 2022 Notes	Principal Amount of 2024 Notes	Principal Amount of 2027 Notes
Goldman Sachs International	¥11,900,000,000	¥6,800,000,000	¥10,200,000,000
Merrill Lynch International	11,900,000,000	6,800,000,000	10,200,000,000
MUFG Securities EMEA plc	11,900,000,000	6,800,000,000	10,200,000,000
HSBC Securities (USA) Inc.	7,700,000,000	4,400,000,000	6,600,000,000
Morgan Stanley & Co. International plc	7,700,000,000	4,400,000,000	6,600,000,000
Wells Fargo Securities International Limited	7,700,000,000	4,400,000,000	6,600,000,000
Standard Chartered Bank	2,800,000,000	1,600,000,000	2,400,000,000
TD Securities (USA) LLC	2,800,000,000	1,600,000,000	2,400,000,000
The Bank of Nova Scotia, Hong Kong Branch	2,800,000,000	1,600,000,000	2,400,000,000
U.S. Bancorp Investments, Inc.	2,800,000,000	1,600,000,000	2,400,000,000

Total	¥70,000,000,000	¥40,000,000,000	¥60,000,000,000

The underwriting agreement and the pricing agreement provide that the obligations of the several underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have been advised by the underwriters that they initially propose to offer part of the notes of each series directly to the public at the offering price for notes of that series set forth on the cover page of this prospectus supplement. In addition, the underwriters initially propose to offer part of the notes of each series to securities dealers at a discount from the initial public offering price of up to 0.210% of the principal amount of the 2022 notes, 0.240% of the principal amount of the 2024 notes, and 0.270% of the principal amount of the 2027 notes. The underwriters may allow, and these dealers may reallow, a concession to other dealers not in excess of 0.100% of the principal amount of 2022 the notes, 0.125% of the principal amount of the 2024 notes, and 0.125% of the principal amount of the 2027 notes. If all of the notes of a series are not sold at the initial offering price of such series, the underwriters may change the offering price and the other selling terms of the notes of such series. The offering of the notes of each series by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We will pay to the underwriters an underwriting discount of 0.350% in respect of the offering of the 2022 notes, an underwriting discount of 0.400% in respect of the offering of the 2024 notes and an underwriting discount of 0.450% in respect of the offering of the 2027 notes. We estimate that the expenses of the offering, not including underwriting discounts, will be approximately $450,000. These expenses are payable by us.

The notes of each series are a new issue of securities with no established trading market. We do not intend to apply for the admission for trading of the notes of either series on, or the listing of the notes of either series on, any securities exchange or for inclusion of the notes of either series on any automated dealer quotation system. We have been advised by certain of the underwriters that they or certain of their respective affiliates may make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue market-making activities in the notes of a series at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes of either series or that an active public market for the notes of either series will develop. If an active public trading market for the notes of a series does not develop, the market price and liquidity of the notes of such series may be adversely affected. If the notes of such series are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

In connection with the issue of the notes, MUFG Securities EMEA plc (in this capacity, the “stabilizing manager”) (or persons acting on behalf of the stabilizing manager) may over allot notes or effect transactions with a view to supporting the market prices of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that the stabilizing manager (or persons acting on behalf of the stabilizing manager) will undertake any stabilization action. Any stabilization action with respect to the notes of a series may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes of such series is made, and, if begun, may be ended at any time, provided that it must end as to the notes of such series no later than the earlier of 30 days after the issue of the notes of such series and 60 days after the date of the allotment of the notes of such series. Such stabilization shall be carried out in accordance with all applicable laws and regulations. Any loss or profit sustained as a consequence of any such overallotment or stabilization shall be for the account of the stabilizing manager. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the stabilizing manager has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes of any series may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities, but if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect of such liabilities.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the U.S. Financial Industry Regulatory Authority, Inc.

We expect that delivery of the notes will be made to investors on or about July 18, 2017, which is the seventh Tokyo business day following the date of this prospectus supplement. Under the U.S. Securities Exchange Act of 1934 Rule 15c6-1 as currently in effect, trades in the secondary market are required to settle in three business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle on or about July 18, 2017, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes which are the subject to the offering contemplated by this prospectus supplement may be made to the public in that Relevant Member State other than:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriters for any such offer; or

(iii)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at, persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and/or the accompanying prospectus or any of their contents. In the United Kingdom, any investment or investment activity to which this prospectus supplement related is only available to, and will be engaged in with, Relevant Persons.

In addition, in the United Kingdom, the notes may not be offered other than by an underwriter that:

(i)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(ii)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). None of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except through a solicitation constituting a “solicitation targeting QIIs”, as defined in Article 23-13, Paragraph 1 of the FIEL, which will be exempt from the registration requirements of the FIEL and otherwise in compliance with the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (b) where no consideration is or will be given for the transfer; (c) where the transfer is by operation of law; (d) as specified in Section 276(7) of the SFA; or (e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Certain Relationships and Activities

The underwriters and their affiliates have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of each of the underwriters are lenders under our Amended and Restated Five-Year Credit Agreement, Amended and Restated 364-Day Credit Agreement and Amended and Restated Letter of Credit Facility Agreement. Affiliates of Goldman Sachs International and Morgan Stanley & Co. International plc are dealers in our commercial paper program.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the notes under the laws of the State of New York and the federal law of the United States will be passed on for us by Andrews Kurth Kenyon LLP, Dallas, Texas, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements that are incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2017, and the effectiveness of our internal control over financial reporting as of January 31, 2017, as set forth in their reports thereon. Those reports are incorporated by reference in the accompanying prospectus and our shelf registration statement of which the accompanying prospectus is a part. Our consolidated financial statements described above are incorporated by reference in the accompanying prospectus in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

WAL-MART STORES, INC.

DEBT SECURITIES

This prospectus relates to our offer and sale of our debt securities of one or more different series from time to time. The debt securities of each series we may offer pursuant to this prospectus will have terms and conditions distinct from the terms and conditions of each other series of our debt securities. We will determine the terms and conditions of each series of debt securities when we first offer debt securities of that series.

We describe in this prospectus certain terms and conditions of the debt securities we may offer. For each offering of debt securities, we will provide a prospectus supplement describing the specific terms and conditions of the debt securities of each series being offered thereby to the extent those terms and conditions are not described, or differ from the terms and conditions described, in this prospectus. The applicable prospectus supplement will describe, as to the debt securities of each series being offered thereby:

•	the principal amount of those debt securities;

•	the price or prices at which those debt securities are being offered to the public;

•	the currency in which those debt securities are denominated;

•	the maturity date of those debt securities;

•	the interest rate or rates for those debt securities, which may be fixed or variable;

•	the dates on which we will pay the principal of and premium, if any, and interest on those debt securities;

•	any redemption rights applicable to those debt securities; and

•	whether we will list those debt securities for trading on any securities exchange.

The applicable prospectus supplement may also contain other important information concerning our company, the debt securities being offered and the offering, including tax consequences of an investment in those debt securities other than those described in this prospectus. Information in the applicable prospectus supplement or incorporated by reference into this prospectus subsequent to the date of this prospectus may supplement, update or supersede other information contained or incorporated by reference in this prospectus.

We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. We may update the risk factors discussed in our mostly recently filed Annual Report on Form 10-K in our subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The prospectus supplement relating to a particular offering of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider these risk factors and risks before deciding to purchase any debt securities offered pursuant to this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2014.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using the automatic “shelf” registration process afforded to “well-known seasoned issuers,” as defined in Rule 405 under the Securities Act of 1933, as amended. Under that registration statement, we may offer and sell, from time to time in one or more offerings, debt securities as described in this prospectus and in an applicable prospectus supplement. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement.

We urge you to read carefully both this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Information By Reference,” before deciding if you will invest in any debt securities that we may offer pursuant to this prospectus. For further information about our company, our business, our financial performance and the debt securities, you should refer to the registration statement, the information incorporated by reference therein and the exhibits thereto. Some of those exhibits, including the indenture under which any debt securities offered by this prospectus will be issued, the first supplemental indenture relating thereto and other important documents, are incorporated in that registration statement by reference to other filings we have made with the SEC. Copies of such documents can be obtained as noted below in “Where You Can Find More Information.”

As you read this prospectus, please remember that the specific terms and conditions of the debt securities described in the applicable prospectus supplement will supplement and may, in certain instances, modify or replace one or more of the general terms and conditions of the debt securities described in this prospectus. You should read carefully the particular terms of the debt securities described in the applicable prospectus supplement. If differences exist between the information relating to those debt securities contained in the applicable prospectus supplement and similar information contained in this prospectus, the information in such prospectus supplement will control. Consequently, certain of the statements made in this prospectus regarding the terms and conditions of the debt securities may not apply to the debt securities of a particular series.

We are not offering debt securities in any jurisdiction in which the offer is not permitted.

In this prospectus and the applicable prospectus supplement, unless otherwise specified, the terms “we,” “us,” “our” and “our company” refer to Wal-Mart Stores, Inc. and its consolidated subsidiaries. The term “applicable prospectus supplement” refers to the prospectus supplement accompanying this prospectus by which we offer specific debt securities in a particular offering.

We have not authorized anyone to provide any information other than the information contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us or to which we have referred or may refer you or the information incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement and any such free writing prospectus in deciding whether or not to invest in the debt securities we offer hereby. You should not assume that the information set forth in, or incorporated by reference into, this prospectus is accurate as of any date other than the respective dates of this prospectus and of the document in which the particular information incorporated by reference into this prospectus is contained.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.walmartstores.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain, by mail, copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. We will provide to you a copy of any or all of the filings incorporated by reference in this prospectus, as well as a copy of the indenture, including the supplemental indentures, and any other agreements referred to in this prospectus, the applicable prospectus supplement or any applicable free writing prospectus, free of charge. To request a copy of any such filing or other document, you should write or call: Wal-Mart Stores, Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, Attention: Investor Relations, Telephone: (479) 273-8446.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC or us as described above.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents that we have incorporated by reference. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•

our Annual Report on Form 10-K for our fiscal year ended January 31, 2014, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 23, 2014 that is incorporated by reference in that Annual Report on Form 10-K;

•	our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 30, 2014, July 31, 2014 and October 31, 2014; and

•

our Current Reports on Form 8-K filed with the SEC on April 7, 2014, April 21, 2014, June 10, 2014, July 24, 2014, September 29, 2014, October 17, 2014, October 30, 2014, November 24, 2014 and December 16, 2014.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (other than information in such filings that is furnished to, and not filed with, the SEC). The filings to be incorporated by reference into this prospectus in the future will include our Annual Reports on Form 10-K (including the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and definitive proxy statements that are a part of our Schedules 14A so long as the registration statement of which this prospectus is a part remains effective.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future, that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and the applicable prospectus supplement and in the filings previously filed with the SEC that are incorporated by reference into this prospectus. We may file one or more Current Reports on Form 8-K in connection with a particular offering of debt securities pursuant to this prospectus to incorporate by reference into this prospectus information concerning our company or the specific terms of that offering of debt securities and to file with the SEC documents used in connection with that offering. When we use the term “prospectus” in this prospectus or in any applicable prospectus supplement, we are referring to this prospectus as updated and supplemented by all information incorporated by reference into this prospectus from our most recently filed Annual Report on Form 10-K (and the information incorporated by reference therein), and our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive proxy statements filed with the SEC, as well as from the other filings and documents incorporated by reference into this prospectus as described above. You can obtain any of our filings incorporated by reference into this prospectus from us or the SEC as noted above in “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any prospectus supplement accompanying this prospectus and the information incorporated by reference into this prospectus may include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the safe harbor from liability provided by that act. Those forward-looking statements may address activities, events or developments as to our business, our plans and objectives for our operations or our financial performance that we expect or anticipate will or may occur in the future, including:

•	our business strategy;

•	our business plans, goals and priorities;

•

our results of operations for future periods, including one or more of our earnings per share, net sales growth, our comparable store and club sales, our operating expenses, our cash flows and our effective tax rate for a future period;

•

our financial condition at future dates, including the balance of one or more of our cash and cash equivalents, inventory, current liabilities, long-term debt and shareholders’ equity at a future date;

•	the amount, nature and allocation of our future capital expenditures;

•

the expansion and growth of our business, including the opening of additional units in the United States and in international markets, the acquisition of assets and ownership interests in other companies, the commencement of operations in new international markets and the increase of our market share of various markets in which we operate;

•	the conversion of our Walmart discount stores into supercenters and relocation of existing units;

•	the remodeling of existing units or special projects at existing units;

•	our opening or testing of units in new retail formats;

•	our ability to integrate newly acquired operations into our existing operations;

•	our pricing strategy;

•	the anticipated success and timing of our operating initiatives;

•	the anticipated success of specific merchandise lines or merchandise categories;

•	the effects of volatility and changes in currency exchange rates or fuel prices on our results of operations;

•	the outcome of, and effect on us, our results of operations and our financial condition of, legal and regulatory proceedings to which we are a party;

•	our financing strategy; and

•	our liquidity, ability to access the financial and capital markets and ability to refinance our debt as it matures.

Forward-looking statements can be identified by their use of words or phrases such as “anticipate,” “estimate,” “expect,” “guidance,” “intend,” “is expected,” “project,” “will be,” “will continue,” “will remain” and “will result,” variations on such words or phrases or similar words or phrases. The expectations, estimates and projections expressed in or implied by the forward-looking statements included in a prospectus supplement accompanying this prospectus and any information incorporated by reference into this prospectus are or will be based on reasonable assumptions within the bounds of our knowledge of our business and the environment in which we operate. Our business operations and financial performance are subject, however, to many factors outside our control, any one or combination of which could materially affect our operations, financial performance, business strategy, plans, goals and objectives and cause our actual results to differ materially from those expressed or projected by any forward-looking statement included in a prospectus supplement accompanying this prospectus or in any information incorporated by reference into this prospectus. Those factors include:

•	general economic conditions, including the economic conditions affecting specific markets in which we operate;

•	our overall financial performance in future periods;

•	consumer confidence, disposable income, credit availability, spending levels, spending patterns and debt levels;

•	consumer acceptance of the merchandise and service offerings in our stores and clubs and of the formats in which we operate;

•	consumer acceptance of and use of our e-commerce websites;

•	the seasonality of our business and seasonal trends in the markets in which we operate;

•	consumer buying patterns in the United States and in the other markets in which we operate;

•	changes in the mix of merchandise our customers purchase from us;

•	inflation and deflation in the markets in which we operate and with respect to specific categories of products that we sell;

•	unemployment and partial employment rates and employment conditions in our markets;

•	competitive initiatives of other retailers and wholesale club operators and other competitive pressures;

•	geo-political conditions and events occurring internationally and in the particular markets in which we operate;

•	weather conditions and events and their effects;

•	catastrophic events and natural disasters, and their effects on our stores, clubs and facilities and on our customers’ and our access to our stores and clubs;

•	public health emergencies;

•	civil unrest and disturbances and terrorist attacks;

•	commodity prices;

•	the cost of goods we sell;

•	transportation costs;

•	the cost of diesel fuel, gasoline, natural gas and electricity;

•	the selling prices of gasoline and diesel fuel;

•	disruption of our supply chain, including the transportation of goods from foreign suppliers;

•	information security and information security costs;

•	trade restrictions;

•	our ability to identify and implement productivity gains and expense restrictions;

•	changes in tariff and freight rates;

•	the availability of qualified labor pools in the specific markets in which we operate;

•	labor costs;

•	the availability of attractive acquisition candidates among e-commerce and other retail-related companies;

•	the future performance of investments we make;

•	changes in employment laws and regulations;

•	the cost of health-care and other benefits, including as a result of the number of our associates enrolling in our health-care plans from time to time;

•	casualty and other insurance costs;

•	accident-related costs;

•	the cost of construction, including the costs of materials;

•	the availability of skilled construction labor in markets in which we are building new or relocated units or expanding units;

•	the availability and cost of acceptable building sites and of utilities for new stores, clubs and facilities;

•	zoning, land use and other regulatory restrictions affecting the potential locations of new or relocated stores and clubs;

•	delays in construction and other delays in opening new, expanded or relocated units;

•	adoption of or changes in tax and other laws and regulations that affect our business, including changes in corporate and individual tax rates;

•	developments in, and the outcome of, legal and regulatory proceedings to which we are a party or are subject;

•

changes in our effective tax rate for a certain period, which rate can be affected by a number of factors, including changes in our assessment of certain tax contingencies, valuation allowances, changes in law, the outcomes of administrative audits, the impact of discrete items and the mix of earnings from our domestic and international operations;

•	changes in generally accepted accounting principles;

•	unanticipated changes in accounting estimates or judgments;

•	currency exchange rate fluctuations;

•	changes in market interest rates; and

•	conditions and events affecting domestic and global financial and capital markets.

Certain of these risks and other risks are discussed under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference, as that information may be updated by information contained in subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into that Annual Report on Form 10-K and contained in each of those subsequently filed Quarterly Reports on Form 10-Q. Information containing forward-looking statements that we incorporate by reference into this prospectus includes a cautionary statement regarding such forward-looking statements. We urge you to read each such cautionary statement in conjunction with the forward-looking statements in such information. The factors discussed above and the risk factors discussed in the reports discussed above and the factors discussed in such other cautionary statements could adversely affect our operations, financial performance and business strategy, plans, goals and objectives and cause them to differ materially from those results projected or implied in a forward-looking statement.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating each forward-looking statement contained in the applicable prospectus supplement and any information incorporated by reference into this prospectus. The forward-looking statements contained in a prospectus supplement accompanying this prospectus or in the information incorporated by reference into this prospectus are based on our knowledge of our business and the environment in which we operate and assumptions that we believe to be reasonable at the time such forward-looking statements are made. As a result of the risk factors, uncertainties and other factors described and listed above, as well as other risks, uncertainties and other factors and matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those expressed or projected in any such forward-looking statements. This cautionary statement qualifies all such forward-looking statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected or projected consequences for us or affect us, our operations or our financial performance as we have expected or projected. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of such forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales. Employing approximately 2 million associates, at November 30, 2014 we were operating 11,156 retail stores in various formats under approximately 71 different banners in 27 countries around the world. We serve our customers and Sam’s Club members more than 250 million times each week primarily through the operation of three segments:

•

our Walmart U.S. segment, which operates our supercenters, discount stores, Neighborhood Markets and other small stores in the United States and Puerto Rico, as well as the Walmart U.S. segment’s retail website, walmart.com;

•

our Walmart International segment, which includes our operations outside of the United States and Puerto Rico and which operates retail, wholesale and other types of units and various retail websites outside of the United States and Puerto Rico; and

•	our Sam’s Club segment, which operates our warehouse membership clubs in the United States and Puerto Rico, as well as the Sam’s Club segment’s website, samsclub.com.

We operate in all 50 states in the United States and in Puerto Rico and, through wholly-owned subsidiaries, in Argentina, Brazil, Canada, China, India, Japan and the United Kingdom. We operate through majority-owned subsidiaries in Africa, Central America, Chile, China and Mexico, and we operate through joint ventures and other controlled subsidiaries in China.

Wal-Mart Stores, Inc. is the parent company of, and conducts a substantial part of its operations through, a group of subsidiary companies, including Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A.B. de C.V., ASDA Group Limited, Sam’s West, Inc., Sam’s East, Inc., Wal-Mart Stores Texas, LLC, Wal-Mart Canada Corp., Walmart Chile S.A., Massmart Holdings Ltd., Wal-Mart Japan Holdings G.K., Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Co., Wal-Mart Real Estate Business Trust and Sam’s Real Estate Business Trust.

The common stock of Wal-Mart Stores, Inc. is listed for trading on the New York Stock Exchange under the symbol “WMT.”

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000.

The address of our corporate website is www.walmartstores.com. Information contained in our corporate website and other websites that we maintain or sponsor is not a part of this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

Nine Months Ended October 31,		Year Ended January 31,
2014	2013	2014	2013	2012	2011	2010
7.6x	8.0x	8.1x	8.8x	8.4x	8.8x	8.8x

For the purpose of computing our ratios of earnings to fixed charges, we define “earnings” to mean our income from continuing operations before income taxes plus our fixed charges, net of capitalized interest and consolidated net income attributable to noncontrolling interest. The term “fixed charges” means:

•	the interest on debt and capital leases that we expense and that we capitalize; plus

•	amortized premiums, discounts and capitalized expenses related to our indebtedness; plus

•	an estimate of interest within our rental expense.

Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

The foregoing information will be updated by the information relating to our ratio of earnings to fixed charges contained in our periodic reports filed with the SEC, which will be incorporated by reference in this prospectus at the time they are filed with the SEC, and may be updated by information contained in any applicable prospectus supplement. See “Where You Can Find More Information” regarding how you may obtain access to or copies of our filings with the SEC.

USE OF PROCEEDS

Except as otherwise specifically described in the prospectus supplement relating to a particular offering of debt securities, we may use the net proceeds from the sale of the debt securities:

•

to repay short-term borrowings incurred for general corporate purposes, including to finance capital expenditures, such as the purchase of land and construction of stores and other facilities, and to finance the acquisition of inventory;

•	to repay or refinance long-term debt prior to or at maturity or to refinance debt of one or more of our subsidiaries;

•	to repay borrowings that we have incurred to acquire other companies and assets;

•	to repay borrowings that we have incurred to acquire our common stock pursuant to our share repurchase program;

•	to finance one or more acquisitions;

•	to finance particular capital expenditures;

•	to meet other working capital requirements; and

•	for other general corporate purposes.

Before we apply the net proceeds of any sale of our debt securities to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

DESCRIPTION OF THE DEBT SECURITIES

We summarize below material general terms and conditions that will apply to each series of debt securities that we offer pursuant to this prospectus unless otherwise stated in the applicable prospectus supplement. The applicable prospectus supplement will describe the material specific terms and conditions of the debt securities of each series being offered pursuant to this prospectus and that prospectus supplement, including any differences between those specific terms and conditions and the general terms and conditions we summarize below. We may, but need not, describe any additional or different terms and conditions of such debt securities in a report we file with the SEC, the information in which would be incorporated by reference in this prospectus. We urge you to review all of our filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” above regarding how you may obtain access to or copies of those filings.

We will issue the debt securities in one or more series under an indenture, dated as of July 19, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as “The Bank of New York Trust Company, N.A.”), as trustee, as supplemented. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a complete description of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to the offering of debt securities of that series.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been or will be filed with the SEC in connection with the offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and the form of any debt security that has been filed in the manner described under “Where You Can Find More Information” or by contacting the trustee.

In this section of the prospectus, the terms “we,” “us,” “our,” and “our company” refer to Wal-Mart Stores, Inc. only and not to Wal-Mart Stores, Inc. and its consolidated subsidiaries.

General Terms

The debt securities of each series offered pursuant to this prospectus will constitute our senior unsecured debt obligations and will rank equally among themselves and with all of our other existing and future unsecured and unsubordinated debt obligations. Consequently, the holders of the debt securities of such series will have a right to payment of the principal of and premium, if any, and interest on such debt securities equal to that of our other unsecured, unsubordinated creditors with respect to the payment of the amounts owing to them. None of our subsidiaries will have any obligation as to any of the debt securities or will guarantee the payment of amounts owing with respect to any of the debt securities.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will trade in book-entry form only and will be issued in certificated (i.e., physical) form only as global debt securities to a depository as described under “—Book Entry Issuance and Settlement.” Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless previously redeemed or purchased and cancelled, we will repay the debt securities of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity.

We may, without the consent of the holders of the debt securities of a series, issue additional debt securities ranking equally with and otherwise similar in all respects to the debt securities of that series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated, and form a single series, with the debt securities of that series previously offered and sold. The terms of the series of debt securities we create typically do not limit the maximum aggregate amount of the debt securities of a particular series that we can issue, although they may do so. No additional debt securities may be issued under the indenture if an event of default under the indenture has occurred and is continuing.

The debt securities will not be convertible, exchangeable or subject to a sinking fund unless otherwise specified in the applicable prospectus supplement. Except as may be otherwise specified in the applicable prospectus supplement, we will not have the right to redeem the debt securities of any series offered pursuant to this prospectus.

The debt securities will be subject to defeasance as described under “—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance.”

Notices to holders of the debt securities of a series will be mailed to such holders. Any notice will be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

Debt securities of a series that we may offer pursuant to this prospectus will not be listed for trading on any securities exchange unless the applicable prospectus supplement states that those debt securities have been listed for trading or that we have applied for the listing of and admission of those debt securities for trading on a particular securities exchange.

The laws of the State of New York govern the indenture, govern the outstanding debt securities of each series issued under the indenture and will govern any debt securities of a series to be issued under the indenture in the future.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the tax or other redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indenture, the term “business day” generally means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York and any Place of Payment (as defined in the Indenture) of our debt securities of a series are open for business. However, the term “business day” may be defined differently for the debt securities of a specific series, in which event, the different definition will be described in the applicable prospectus supplement.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate for debt securities of that series specified in the title of that series appearing on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, any tax or other redemption date or an interest payment date is not a business day, we will pay any principal, premium, if any, interest or redemption price otherwise payable on such day on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula. Unless otherwise specified in the applicable prospectus supplement, we will base that formula on the London Interbank Offered Rate, or “LIBOR,” for the LIBOR currency. The term “LIBOR currency” means the currency specified in the applicable prospectus supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable prospectus supplement, U.S. dollars. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. A spread or spread multiplier may cause the interest rate applicable to a particular series of floating rate debt securities to be higher or lower than the applicable LIBOR for a particular interest period. Interest will be computed on the basis of the actual number of days during the relevant interest period and a 360-day year.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the notes be higher than the maximum rate of interest permitted by the laws of the State of New York as those laws may be modified by the federal laws of the United States.

If any interest payment date for the debt securities of a series bearing interest at a floating rate based on LIBOR (other than the maturity date or a tax or other redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the next succeeding business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest or redemption price on the next succeeding business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate based on LIBOR on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be.

The calculation agent will determine the interest rate applicable to the debt securities bearing interest at a floating rate based on LIBOR on the interest determination date, which will be the second London business day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. “London business day” means any day on which dealings in deposits in the LIBOR currency are transacted in the London interbank market.

If the debt securities described in the applicable prospectus supplement will bear interest at a floating rate based on LIBOR, the calculation agent will determine LIBOR according to the following provisions:

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LIBOR for a particular interest period will be the rate for deposits in the LIBOR currency having the index maturity described in the applicable prospectus supplement commencing on the second London business day immediately following the particular interest determination date that appears on “Reuters Page LIBOR01” (which displays the London interbank offered rates of major banks) as of 11:00 A.M., London time, on that interest determination date for the LIBOR currency. The “index maturity” is the period to maturity of the debt securities with respect to which the related interest rate basis or formula will be calculated. For example, the index maturity could be one month, three months, six months or one year. If, on a particular interest determination date, LIBOR for the applicable index maturity does not appear on “Reuters Page LIBOR01” at approximately 11:00 A.M., London time, or if “Reuters Page LIBOR01” is not available on such date, LIBOR for the particular interest period will be the rate for deposits in the LIBOR currency for the applicable index maturity commencing on the second London business day immediately following the particular interest determination date that appears on Bloomberg, L.P.’s page “BBAM” at such time on such interest determination date.

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If the applicable LIBOR rate cannot be determined by reference to “Reuters Page LIBOR01” or Bloomberg, L.P.’s page “BBAM” on an interest determination date as described above, then the calculation agent will determine LIBOR as follows:

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The calculation agent will select the principal London offices of four major banks in the London interbank market and request each bank to provide its offered quotation for deposits in the LIBOR currency having the applicable index maturity commencing on the second London business day immediately following the interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the interest determination date. Those quotes will be for deposits in a principal amount that is representative of a single transaction in the LIBOR currency in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR currency if the LIBOR currency is other than U.S. dollars. If at least two of those banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

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If fewer than two of those banks provide a quotation, the calculation agent will request from three major banks in New York, New York at approximately 11:00 A.M., New York City time, on the interest determination date, quotations for loans having a term equal to the index maturity in LIBOR currency to leading European banks, commencing on the second London business day immediately following the interest determination date. These quotes will be for loans in a principal amount that is representative of a single transaction in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR currency if the LIBOR currency is other than U.S. dollars. The calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

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If none of the banks chosen by the calculation agent provides a quotation as discussed above, the rate of interest will be the interest rate in effect for the debt securities for the then current interest period.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The term “Reuters Page LIBOR01” refers to the display appearing on Reuters 3000 Xtra (or any successor service) designated as page “LIBOR01” (or any replacement page on that service or equivalent page on any successor service) and the term “BBAM” refers to the display appearing on Bloomberg L.P.’s Bloomberg Professional (or any successor service) designated as page “BBAM” (or any replacement page on that service or equivalent page on any successor service), in each case for the purpose of displaying London interbank offered rates administered by ICE Benchmark Administration Limited (or any other person assuming the responsibility for the administration of those rates).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to the interest period beginning with each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We expect that the Bank of New York Mellon Trust Company, N.A. will act as such calculation agent unless we appoint another bank, trust company, investment banking firm or other financial institution to act in that capacity. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the initial calculation agent for any series of floating rate debt securities (or any of its successors) in the event that:

•	the incumbent calculation agent becomes unable or is unwilling to act;

•	the incumbent calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove the currently acting calculation agent.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on or redemption price of the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which may be The Depository Trust Company, or “DTC,” or the common depository for Clearstream Banking, société anonyme, or “Clearstream,” and Euroclear Bank S.A./N.V., or the “Euroclear Operator,” as the operator of the Euroclear System, or “Euroclear,” for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of, the premium, if any, on, interest on and redemption price, if any, for those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within New York, New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Payments of amounts (including principal, premium, if any, interest and redemption price, if any) in respect of the debt securities which are initially delivered by us through the facilities of Euroclear or Clearstream will be made by us to a paying agent. The paying agent will, in turn, make such payments to the common depository for Euroclear and Clearstream, which will distribute such payments to participants in Euroclear and Clearstream in accordance with their respective procedures.

Under the terms of the indenture, we and the trustee will treat the registered holder of such debt securities (i.e., DTC, Euroclear or Clearstream (or their respective nominees)) as the owner thereof for all purposes and the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

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any aspects of the records of DTC, Euroclear, Clearstream or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC, Euroclear, Clearstream or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

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DTC, Euroclear, Clearstream or any direct or indirect participant therein. Payments by such participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the indenture. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. Secondary market trading in the debt securities between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “—Book Entry Issuance and Settlement.”

Payment of Additional Amounts

Solely for debt securities of a series as to which we have specified in the applicable prospectus supplement that the terms of the debt securities of that series include the right to the payment of additional amounts, we will pay to each beneficial owner of such debt securities who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on such beneficial owner’s debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or any taxing authority thereof or therein (including any tax, assessment or other governmental charge imposed on the additional amounts so paid), will not be less than the amount provided in such beneficial owner’s debt securities to be then due and payable. We will not be required to make any payment of additional amounts for or on account of:

(a)	any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of those debt securities or the receipt of payments in respect of those debt securities) between that beneficial owner, or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States;

(b)	any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over that beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if that beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;

(c)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(d)	any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(e)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of, premium, if any, on, interest on or the redemption price for such beneficial owner’s debt securities;

(f)	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, premium, if any, on, interest on or the redemption price for any debt securities if that payment can be made without withholding by any other paying agent;

(g)	any tax, assessment or other governmental charge that would not have been imposed but for the failure of a beneficial owner or any holder of debt securities to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the debt securities, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(h)	any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(i)	any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(j)	any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code;

(k)	any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law or regulation implementing or complying with, or introduced in order to conform to, such Directive;

(l)	any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k) above; or

(m)	any other exceptions to such an undertaking specified in the applicable prospectus supplement.

In addition, to the extent described below, we will not pay additional amounts to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity. This exception will apply to a beneficial owner of a debt security that is a fiduciary, partnership, limited liability company or other fiscally transparent entity only to the extent a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment subject to the tax, assessment or other governmental charge as to which withholding or another deduction occurs.

As used in this discussion of the payment of additional amounts, the term “beneficial owner” includes any person holding a debt security on behalf of or for the account of a beneficial owner and the term “Non-U.S. Person” means a person that is not a United States person. The term “United States person” means an individual citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Redemption upon Tax Event

Solely for debt securities of a series for which payment of additional amounts is specified in the applicable prospectus supplement, we may redeem the debt securities of a particular series at our option in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable with respect to such debt securities), if we determine that, as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, other than an action predicated on law generally known on or before the date of the applicable prospectus supplement relating to the first offer of debt securities of that series except for proposals before the U.S. Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States or the official proposal of any action, whether or not such action or proposal was taken or made with respect to us, (A) we have or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” on any debt securities of that series or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the publication of any notice of such a redemption, we will deliver to the trustee (1) an officers’ certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we will have the option to redeem all or part of the outstanding debt securities of that series from time to time before the maturity date of the debt securities of that series. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of the series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate and that is in accordance with the rules of the applicable depositary. The price at which any debt securities are to be redeemed will be as specified in or determined in accordance with the terms of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number, ISIN number or Common Code applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Redemption at the Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at the time or times and subject to the conditions specified in that prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates and the optional repayment price, or the method by which such price will be determined. The optional repayment price will be the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global note as described under “—Book Entry Issuance and Settlement,” the securities depositary for the global note or its nominee will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depositary or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depositary through which it holds an interest in the debt security to notify the depositary of its desire to exercise a repayment option by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner of those debt securities should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depositary.

Provisions of the Indenture

The indenture, which is a contract between us and the trustee, sets forth certain terms and conditions that may apply to, and be part of, the terms and conditions of the debt securities of a particular series, but that may not be expressly set forth in the debt securities of such series. The following discussion summarizes certain material provisions of the indenture. The summary may not contain all of the information regarding the indenture’s terms you may want to have, and we urge you to read the full text of the indenture, including each supplement thereto. Those documents are exhibits to the registration statement of which this prospectus is a part. We are incorporating by reference the provisions of the indenture summarized below by means of the section numbers of those provisions referred to below. The following summary is qualified in its entirety by those provisions of the indenture.

General

The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. This prospectus and the applicable prospectus supplement by which we offer the debt securities of one or more series will describe the following terms of the debt securities of each series being so offered:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	any priority of payment applicable to debt securities of the series;

•	the date or dates on which the principal and premium, if any, will be paid;

•	any index, formula or other method that we must use to determine the amount of any payment of principal of, premium, if any, or any interest on the debt securities of the series;

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the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which any accrued interest will be payable and the record dates for the interest payment dates;

•	the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months;

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the percentage of the principal amount at which the debt securities of the series will be issued and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities’ maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

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if we may prepay the debt securities of the series in whole or in part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

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the extent, if any, to which the debt securities of the series may be issued in temporary or permanent global form, the terms and conditions on which the debt securities issued in global form may be exchanged for definitive securities and the manner for payment of interest on debt securities represented by global securities;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of and premium, if any, and interest, if any, on debt securities of the series will be paid;

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if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions upon which any such redemption or repurchase made at our option will occur;

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if we will be obligated to redeem or repurchase the debt securities of the series in whole or in part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, and the redemption or repurchase price or the method for determining the redemption or repurchase price and any other terms and conditions on which such redemption or repurchase must occur;

•	the denominations in which we will issue debt securities of the series if other than $2,000 and integral multiples of $1,000 in excess thereof;

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the currency in which we will pay principal, premium, if any, interest and other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency, a common currency or a composite currency;

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if the debt securities of the series will be entitled to the payment of any additional amounts, the terms of our obligation to pay additional amounts and the conditions under which we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to or change in the events of default with respect to, or covenants relating to, the debt securities of the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities. (Section 3.01)

If we sell debt securities of any series that are denominated in or whose purchase price is payable in one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant foreign currencies, currency units or composite currencies in each prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, as securities bearing no interest or as securities bearing interest at a rate that at the time of issuance is below market rates. We may also sell debt securities of a series at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any such debt securities or sales in each prospectus supplement relating to that series.

Events of Default and Waiver

An event of default with respect to the debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when that interest is due and payable and that failure continues for 30 days;

•	we fail to pay principal of or premium, if any, on any outstanding debt securities of that series when that principal or premium, if any, is due and payable;

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we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default from the trustee or the holders at least 25% of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt securities is established. (Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture.

If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of and accrued and unpaid interest on the then outstanding debt securities of all series issued under the indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. (Section 7.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those becoming due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Sections 7.03 and 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except an uncured default in the payment of principal of and premium, if any, or interest on those debt securities or with respect to any covenant or provision of the indenture that the indenture or the debt securities specifically provide cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default arising out of our failure to pay interest when due on the debt securities of a series or our failure to pay the principal of or premium, if any, on the debt securities of a series at their maturity, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of and premium, if any, and interest on the debt securities of that series or any redemption price or repurchase price when due and that such right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default (as defined below) with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults with respect to the debt securities of that series known to the trustee. However, except in the case of default in the payment of principal of or premium, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to the debt securities of that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal, premium, if any, interest and additional amounts, if any, from the trust referred to below when those payments are due;

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our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “legal defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. We refer to a discharge of this type as “covenant defeasance.” (Section 11.03)

To exercise either of the defeasance rights described above as to the outstanding debt securities of a series, certain conditions must be met, including:

•

we must irrevocably deposit, or cause to be deposited, with the trustee, in trust for the benefit of the holders of the outstanding debt securities of the series, moneys in the currency in which the debt securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the debt securities are denominated or a combination of cash and such securities, in amounts sufficient to pay the principal of and premium, if any, and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•	no default or event of default exists on the date of such deposit, subject to certain exceptions;

•

the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the debt securities of a series, will be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law to that effect occurring after the date of the indenture; and

•

the trustee must receive an opinion of counsel to the effect that, after the ninety-first day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy of our company or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders of the outstanding debt securities of the series. (Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the debt securities, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•

all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen debt securities that have been replaced or paid and debt securities that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•

all of the debt securities issued under the indenture not previously delivered to the trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within 60 days or (iii) will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense, and we have irrevocably deposited or caused to be deposited with the trustee in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal of, premium, if any, on and interest on those debt securities to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	in either of the foregoing cases:

•	we have paid or caused to be paid all sums payable under the indenture by us; and

•	no default or event of default under the indenture then exists; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 11.08)

Modification of the Indenture

We and the trustee may execute a supplemental indenture to add provisions to or to eliminate or change provisions of the indenture or to modify otherwise the rights of the holders of debt securities of one or more series if we have the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by that supplemental indenture. However, we and the trustee may not execute a supplemental indenture without the consent of each holder of debt securities of the series affected by that supplemental indenture if that supplemental indenture would, among other things:

•

change the maturity of, the principal of, or the stated maturity of any installment of interest or premium, if any, on, any such debt security, reduce the principal amount of or the premium, if any, or rate of interest on any such debt security, change any method for determining the rate of interest on any such debt security, change the obligation to pay any additional amounts with respect to any such debt security, reduce the amount due and payable on any such debt security upon the acceleration of its maturity or upon its repurchase or redemption if the amount payable upon acceleration, repurchase or redemption is otherwise less than the stated principal amount of that debt security, change the method of calculating interest on any such debt security of the affected series, change the currency in which the principal of or the premium, if any, or interest on any such debt security is payable, reduce the minimum rate of interest on any such debt security or impair the right to institute suit for the enforcement of any such payment on or with respect to any such holder’s debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series described above as being required to consent to entry into a particular supplemental indenture or for the waiver of certain defaults under the indenture and their consequences; or

•	modify the provisions of the indenture relating to modification of the indenture, except in certain specified respects. (Section 9.02)

The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our covenants with respect to the debt securities and the indenture;

•	add to our covenants further restrictions or conditions for the benefit of holders of all or any series of the debt securities;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture, provided that the addition, change or elimination will not affect any outstanding debt securities;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established;

•

evidence and provide for the acceptance of appointment of a successor trustee with respect to one or more series of debt securities and to add or change any provision to or of the indenture as necessary to have more than one trustee under the indenture; and

•	comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act.” (Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our properties and assets substantially as an entirety to any person or enter into any reorganization or arrangement, provided that:

•	any successor to us assumes our obligations on the debt securities and under the indenture;

•	any successor to us must be an entity organized under the laws of a state of the United States;

•

after giving effect to such transaction, no event of default, as defined in the indenture, and no event that after notice or lapse of time, or both, would become an event of default shall have happened and be continuing; and

•	certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety, or reorganization or arrangement, that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “—Events of Default and Waiver.” (Sections 10.01 and 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. We may also incur from time to time additional debt other than through the issuance of debt securities under this prospectus. If we incur such additional debt by issuing other debt securities, we may, but need not, issue those debt securities pursuant to the indenture.

Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture and will also be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus unless otherwise specified in the applicable prospectus supplement. The trustee is a national banking association with its principal offices in Los Angeles, California. The trustee administers debt securities that we have previously issued under the indenture through its Chicago, Illinois office, and we anticipate that the trustee will also administer the debt securities of each series issued pursuant to this prospectus through its Chicago, Illinois office.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if an event of default, as described above under “—Events of Default and Waiver,” occurs. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities of a series may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

We have previously issued under the indenture, and there were outstanding at the date of this prospectus, senior unsecured debt securities of a number of series. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under other indentures under which we have issued other debt securities that were outstanding at the date of this prospectus.

We and our subsidiaries have had in the past, and may maintain in the future, ordinary banking and trust relationships with The Bank of New York Mellon Trust Company, N.A. and certain of its affiliates. One of those affiliates has been an underwriter of debt securities we have previously sold and issued pursuant to the indenture.

The Trust Indenture Act provides that, upon the occurrence of a default under the indenture, if the trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days after it ascertains that it has that conflicting interest, either eliminate that conflicting interest or resign as trustee unless the default has been cured, waived or otherwise eliminated before the end of the 90-day period. If the trustee fails to resign in those circumstances, it is required to provide, within ten days after the 90-day period expires, notice of the conflicting interest to the holders of the debt securities outstanding under the indenture. Any security holder that has been a bona fide holder of debt securities issued for at least six months may petition a court of competent jurisdiction to remove the trustee and to appoint a successor trustee under the indenture if the trustee does not eliminate its conflicting interest or resign as indenture trustee upon the written request of such holder during the 90-day period described above. A security holder filing such a petition may be required by the court to undertake to pay the costs of such court action. In accordance with the Trust Indenture Act, as a result of the trustee being the indenture trustee as to other series of our debt securities issued under the indenture and as to other securities issued pursuant to at least one other indenture, the trustee would be deemed to have a conflicting interest upon the default as to the debt securities of a particular series.

Book Entry Issuance and Settlement

Form of the Debt Securities and Title

The debt securities of each series will be issued in the form of one or more global notes that will be fully registered in the name of a depositary or a nominee of a depositary. Unless the prospectus supplement relating to the offering of debt securities of a particular series specifies otherwise, the global notes representing the debt securities of a series will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., as DTC’s nominee. Unless and until it is exchanged in whole for securities in definitive registered form, a global note may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

No person who acquires an interest in these global notes will be entitled to receive a certificate or other instrument representing the person’s interest in the global notes except as described below or in the applicable prospectus supplement. Unless and until certificated debt securities are issued and those particular debt securities are no longer held in the form of one or more global notes, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities refer to actions taken or to be taken by DTC, Clearstream or Euroclear, as the case may be, upon instructions from its participants, and all references herein to payments and notices to the holders of debt securities refer to payments and notices to be made or given to DTC, its nominee, Clearstream, Euroclear, the common depositary for Clearstream and Euroclear or its nominee, as the case may be, as the registered holder of the offered debt securities.

Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus and the applicable prospectus supplement will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Euroclear or Clearstream.

Debt securities represented by one or more global notes will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•

DTC, Clearstream or Euroclear, as the case may be, is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and we do not appoint a successor within 90 days;

•	we decide to discontinue the book-entry system as to our debt securities of a particular series or of all series; or

•	an event of default has occurred and is continuing with respect to the debt securities.

If the global note is exchanged for certificated debt securities, the trustee will keep the registration books for the debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

The Clearing Systems and Settlement

Although the following information in this prospectus concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC, Euroclear and Clearstream have no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC. DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct DTC participants’ accounts at DTC, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers (including underwriters of our debt securities), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTTC,” which is the holding company for the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation, each of which is a registered clearing organization. The users of DTTC’s regulated subsidiaries’ services own DTTC. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. The rules applicable to DTC and the DTC participants are on file with the SEC. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Beneficial interests in a global note representing our outstanding debt securities and registered in the name of DTC or the nominee of DTC will be shown on, and transfers of beneficial interests in the global note will be made only through, records maintained by DTC and DTC participants. When you purchase such debt securities, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. Upon that purchase, you will become the beneficial owner of the purchased debt securities. If you purchase through a direct DTC participant, your interest will be recorded on the records of the direct DTC participant. If you purchase through an indirect DTC participant, your interest will be recorded on the records of the indirect DTC participant, while the direct DTC participant through which the purchase is effected will reflect ownership of those debt securities in the account it maintain maintains for the indirect DTC participant. Neither DTC nor we will have any knowledge of your individual ownership of the debt securities. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers, including, if you are a customer of such DTC participant, any beneficial interests you may hold in our debt securities.

The trustee and we will treat the person in whose name a global note representing our debt securities is registered, whether DTC or its nominee, as the owner of such global note for all purposes. Accordingly, the trustee will pay all amounts payable with respect to such debt securities to the registered holder of such global note. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global note, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global note to you or any other beneficial owners in that global note. We or, at our request, the trustee will send any redemption notices regarding debt securities directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. DTC’s current practice is to pass through any consent or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, as the ultimate owner of debt securities, either directly or through the indirect DTC participant through which you hold the debt securities, or provide you with a proxy based on their respective customary practices. As a general proposition, we understand that under existing industry practices, if we request the holders of our debt securities to take, or if a beneficial owner of our debt securities wants to take, any action that a holder of such debt securities is entitled to take under the indenture, DTC would authorize the direct DTC participants holding the relevant beneficial interests in such debt securities to take that action. The DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of beneficial owners holding our debt securities through such DTC participants.

Under applicable rules, regulations and procedures, DTC must make book-entry transfers of our debt securities represented by global notes registered in the name of DTC or its nominee between direct DTC participants and to receive and transmit distributions of principal of, premium, if any, on, interest on and the redemption price for such debt securities. Those DTC participants with which investors have accounts to which such debt securities are credited must make similar book-entry transfers and receive and transmit payments on behalf of their respective customers.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons or to perfect such a security interest may be limited.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction.

Clearstream. Clearstream has advised as follows: Clearstream was incorporated as a professional depository under Luxembourg law and is owned by Deutsche Börse AG, the shareholders of which are primarily banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in the accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Clearstream is an indirect DTC participant.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary of Clearstream.

Euroclear. Euroclear has advised as follows: Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including United States dollars, euros, Japanese yen and United Kingdom pounds sterling. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and is operated by the Euroclear Operator under a contract with Euroclear. The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect DTC participant. The Euroclear Operator is a Belgian bank licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law, or the “Euroclear Terms and Conditions,” govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the common depository for Euroclear and Clearstream from the trustee or our paying agent, if any, with respect to those debt securities.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Clearstream and Euroclear Procedures. Each of Clearstream and Euroclear will record the ownership interests of its participants in our debt securities, record transfers of those securities and handle payments made and notices received with respect to such debt securities in much the same way as does DTC. If DTC is the depository for the debt securities of a series, it will record the total ownership of any of the debt securities of the U.S. agent of Clearstream or Euroclear as a participant in DTC. When debt securities are to be transferred from the account of a direct DTC participant to the account of a Clearstream or Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account with the interest in the debt securities purchased. Credit for the debt securities will appear on the next day (European time).

In instances in which the debt securities of a series are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Clearstream or Euroclear participant wishes to transfer debt securities to a direct DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a Clearstream or Euroclear participant, as appropriate, at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as the case may be will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream or Euroclear on the days when its system is open for business. Clearstream or Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream or Euroclear on the same business day as in the United States.

Cross-Market Transfers

Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, electronic securities and payment transfer, processing, depositary and custodial links will be established among DTC, Clearstream and Euroclear to facilitate the initial issuance of any of those debt securities sold outside of the United States and cross-market transfers of those debt securities associated with secondary market trading. DTC, Clearstream and Euroclear have no obligation to perform or continue to perform the procedures described above, and any of them may discontinue or change those procedures at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC, Clearstream, Euroclear or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Clearstream or Euroclear.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Unless otherwise disclosed in the prospectus supplement relating to the debt securities of a particular series, the following is a discussion of the material U.S. federal income tax consequences of the ownership of debt securities of each series offered by means of this prospectus for beneficial owners of debt securities. Except where noted, this discussion deals only with debt securities held as capital assets and does not deal with special situations. For example, this discussion does not address:

•

tax consequences to beneficial owners of debt securities who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

•	tax consequences to persons holding debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to “United States holders” (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to beneficial owners of debt securities that are “controlled foreign corporations” or “passive foreign investment companies”;

•	tax consequences to beneficial owners of debt securities that are “contingent payment debt instruments”;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns any of the debt securities, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for U.S. federal income tax purposes. If any debt securities do not constitute debt for U.S. federal income tax purposes, the tax consequences of ownership of such debt securities could differ materially from the tax consequences described below. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement or supplements.

We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a discussion of the material U.S. federal income tax consequences that will apply to you if you are a United States holder of debt securities. Certain consequences to “non-United States holders” of debt securities are described under “—Consequences to Non-United States Holders” below.

“United States holder” means a beneficial owner of debt securities that is:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on debt securities that you beneficially own will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities. Special rules described below apply to debt securities with a maturity of one year or less and debt securities that are denominated in a currency other than U.S. dollars (“foreign currency debt securities”).

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the applicable prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Acquisition Premium and Amortizable Bond Premium.” You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities with a maturity upon issuance of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for U.S. federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange or retirement. In addition, if you are not required, and do not elect, to include discount in income currently, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange or Retirement of Debt Securities

Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID, market discount or any discount with respect to short-term debt securities that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Except as described above with respect to short-term debt securities or market discount, with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities and with respect to contingent payment debt instruments (which this summary generally does not discuss), that gain or loss will be capital gain or loss. Capital gains of non-corporate taxpayers derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Reset Debt Securities

If so specified in the applicable prospectus supplement, we or you may have the option to reset the interest rate, the spread or the spread multiplier of the debt securities of a series.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities (although, in certain circumstances, such a deemed exchange may qualify as a tax-free recapitalization). If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exercise.

You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Foreign Currency Debt Securities

Payments of Interest. Except as described below under “—Original Issue Discount,” if you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	on the date the interest payment is received if such date is within five business days of the end of the accrual period.

Upon receipt of an interest payment on such debt securities (including, upon the sale of such debt securities, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount. OID on debt securities that are also foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt securities are retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on foreign currency debt securities will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt securities.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement. Upon the sale, exchange, retirement or other taxable disposition of foreign currency debt securities, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the foreign currency debt securities. Your initial tax basis in foreign currency debt securities generally will be your U.S. dollar cost of those foreign currency debt securities. If you purchased foreign currency debt securities with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt securities determined at the time of such purchase. If your foreign currency debt securities are sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the foreign currency rules discussed below and application of the rules with respect to short-term debt securities or market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt securities have been held for more than one year. Capital gains of non-corporate taxpayers derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of foreign currency debt securities will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of foreign currency debt securities may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt securities is your purchase price for the foreign currency debt securities calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt securities and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt securities. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt securities.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in the foreign currency received as interest on foreign currency debt securities or on the sale, exchange or retirement of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency determined on the date the foreign currency is received. Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency debt securities to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in those debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient (such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Net Investment Income of Certain Persons

A 3.8% tax is imposed on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this tax in your particular circumstances.

Consequences to Non-United States Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of debt securities. A non-United States holder is a beneficial owner of debt securities who is not a United States holder (as defined above) and is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

U.S. Federal Withholding Tax

Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•

(1) you provide your name and address on an applicable IRS Form W-8 (or successor form) and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment of interest to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder as described above and provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code.

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. federal income tax withholding rules apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% applies to the following payments to certain foreign entities unless various information reporting requirements are satisfied: (i) interest payments paid on or after July 1, 2014 on our debt securities issued on or after July 1, 2014; and (ii) the gross proceeds of a disposition of any such debt securities occurring after December 31, 2016. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. We urge you to consult your tax advisors regarding the implications of these rules with respect to your investment in our debt securities.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the debt securities. Prospective purchasers of the debt securities should consult their own tax advisers concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby:

•	to or through underwriters;

•	directly to investors, including to a single investor or a limited number of investors;

•	to or through brokers, dealers or agents; or

•	through a combination of any of those methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at:

•	a fixed public offering price to the public or at prices to the public that may vary or may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices for such debt securities, if any; or

•	negotiated prices.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of debt securities under this prospectus.

The prospectus supplement relating to the offering of particular debt securities will set forth the manner and terms of the offering of those debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, agents or dealers;

•	the names of any underwriters, agents or dealers and the amounts of debt securities being underwritten or purchased by each of them;

•	the rules and procedures for any bidding, auction or other process used in the offer and sale of such debt securities;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	the underwriting discounts, commissions and other items constituting underwriters’ compensation being paid in connection with any underwritten offering;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any listing of the debt securities for trading on a securities exchange.

Underwritten Offerings

We may offer debt securities to the public through underwriting syndicates represented by managing underwriters or through one or more underwriters without an underwriting syndicate. Each underwriter of any offering of debt securities will be identified in the prospectus supplement used by the underwriters in conjunction with this prospectus to resell such debt securities. If underwriters are used for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may then resell the debt securities in one or more transactions, including in negotiated transactions at a fixed public offering price, at varying prices determined at the time of sale or at negotiated prices. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.

If we use an underwriter or underwriters in the sale of particular debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of those debt securities, which agreement will establish the underwriting discount and other compensation of the underwriters. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriter of debt securities will be an “underwriter” within the meaning of the Securities Act in connection with the debt securities offered through or by such underwriter. Any discounts or commissions the underwriters receive and any profit they realize on their resale of the debt securities they acquire in any underwritten offering will be deemed to be underwriting discounts or commissions under the Securities Act.

Underwriters of our debt securities and one or more of their respective affiliates may have engaged in, and in the future may engage in, investment banking and other commercial dealings in the ordinary course of business with us or one or more of our subsidiaries and affiliates. They may have received, or may in the future receive, fees and commissions for these transactions that will be customary in the circumstances unless noted otherwise in the applicable prospectus supplement.

In the ordinary course of the business activities of the underwriters of our debt securities and their respective affiliates, such persons may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Moreover, certain of the underwriters of our debt securities or their affiliates that have a lending relationship with us may hedge their credit exposure to us. Such underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debt securities offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debt securities offered by this prospectus and the applicable prospectus supplement. Underwriters of our debt securities and one or more of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of the securities or other financial instruments of ours and our affiliates and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and other financial instruments.

Direct Sales and Sales Using Dealers, Agents and Remarketing Firms

We may solicit offers to purchase debt securities of one or more series directly from one or more institutional investors. Offers to purchase debt securities of one or more series may also be solicited by agents designated by us from time to time. Sales of debt securities in such instances may be at a fixed price or prices, which may be changed, at varying prices determined at the time of sale or at negotiated prices. Any agents involved in the offer or sale of debt securities will be named, and any commissions payable by us to those agents will be set forth, in the applicable prospectus supplement.

If dealers are utilized in a sale of our debt securities offered by means of this prospectus and the applicable prospectus supplement, we will sell those debt securities to those dealers as principals. The dealers may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement relating to the debt securities sold by such dealers will include any required information about the compensation received by such dealers in connection with any such offer and sale of our debt securities, including any discounts, commissions or concessions underwriters allow to participating dealers in connection with an underwritten offering of our debt securities.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the debt securities offered by means of this prospectus, if the applicable prospectus supplement relating to such offering so indicates. Such offers and sales will be made pursuant to a remarketing arrangement contemplated by the terms of the debt securities. Remarketing firms will act as principals for their own accounts or as agents in any such remarketing of debt securities. If there is a remarketing arrangement with respect to the particular debt securities described in an applicable prospectus supplement, that prospectus supplement will identify any such remarketing firm and the terms of its agreement, if any, with us respecting such remarketing arrangement and describe the remarketing firm’s compensation.

Any dealers, agents and remarketing firms named in an applicable prospectus supplement relating to the offer and sale or remarketing of our debt securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the debt securities offered thereby. Any discounts, commissions, concessions or other compensation they receive from us or other sources in connection with any such transaction in our debt securities and any profit they realize on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers, agents and remarketing firms through whom any of the debt securities are offered or remarketed or one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

Indemnification

We may agree to indemnify the underwriters, dealers, agents and remarketing firms under underwriting or other agreements entered into in connection with the offer and sale of debt securities against certain civil liabilities, including liabilities under the Securities Act, or, in the event such indemnification is determined to be prohibited as a matter of law, to contribute to payments that those underwriters, dealers, agents and remarketing firms are required to make relating to those liabilities.

Stabilization and Other Matters

In order to facilitate the offering of the debt securities, an underwriter of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other of our debt securities the prices of which may be used to determine payments on the debt securities. Specifically, an underwriter may over-allot debt securities, that is, sell more debt securities than it is obligated to purchase, in connection with the offering, thereby creating a short position in the debt securities for its own account. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, an underwriter may bid for, and purchase, the debt securities or any other debt securities in the open market. In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels or retard a decline in the market price of the debt securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Market for Debt Securities

Unless stated otherwise in an applicable prospectus supplement, each series of debt securities will be a new issue of the debt securities and will have no established trading market. Any underwriters to whom any of the debt securities are sold for public offering and sale may make a market in such offered debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered in any particular offering may or may not be listed on a securities exchange. We cannot assure you that there will be a market for any of the debt securities offered and sold under this prospectus.

Restrictions on Resale

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Electronic Distribution

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format and any electronic road show containing any presentation by a member of our management, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Trading Prior to Settlement

In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. For all but one of the underwritten offerings of debt securities we have made in the recent past, that date has been the fifth business day following the date of the prospectus supplement relating to that offering of debt securities. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Andrews Kurth LLP, Dallas, Texas, will act as our counsel and pass on the validity of the debt securities, and Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel to the underwriters in any underwritten offer of the debt securities and will pass on the validity of the debt securities for the underwriters.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of January 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and our audited financial statements to be included or incorporated by reference in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

¥170,000,000,000

Wal-Mart Stores, Inc.

¥70,000,000,000  0.183% Notes Due 2022

¥40,000,000,000  0.298% Notes Due 2024

¥60,000,000,000  0.520% Notes Due 2027

PROSPECTUS SUPPLEMENT

July 6, 2017

Joint Book-Running Managers

BofA Merrill Lynch	Goldman Sachs International	MUFG
HSBC	Morgan Stanley	Wells Fargo Securities

Co-Managers

Scotiabank	Standard Chartered Bank	TD Securities	US Bancorp